Post-Qualification Amendment No. 1

File No. 024-11597

This Post-Qualification Amendment No. 1 amends the Offering Statement of Relay Management LLC originally qualified by the U.S. Securities and Exchange Commission on August 19, 2021 to add, update and/or replace information contained in the Offering Statement. Primarily to report that Dalmore Group, LLC is the broker of record.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Relay Management L.L.C.

455 E. Pebble Road

Las Vegas, NV 89123

(702) 748-7774; www.relaypoint.io

Copy to:

Lahdan S. Rahmati, Esq.

Law Offices of Lahdan S. Rahmati

1901 Avenue of the Stars, Second Floor

Century City, CA 90067

UP TO 2,000,000 PREFERRED UNITS OF LIMITED LIABILITY INTEREST

PRICE: $5.00 PER UNIT

This is the initial public offering of securities of Relay Management L.L.C., a Nevada limited liability company (the “Company,” “we,” “our,” “ours,” “Relay,” and “us”). We are offering a maximum of up to 2,000,000 Preferred Units of limited liability interest (“Units” or “Preferred Units”) at an offering price of $5.00 per unit, or $10,000,000, in a Tier 2 offering under Regulation A (the “Offering”).

This Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Units will be made by our Chief Executive Officer, Stanley K. Chomer, who will not receive any commissions or other remunerations for his efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Units, although we do not presently expect to engage such a selling agent. If any broker-dealer or other agent/person is engaged to sell our Units, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” on page 31 of this Offering Circular.

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All the Units being offered for sale by the Company will be sold at a fixed price of $5.00 per Unit for the duration of the Offering. There is no minimum amount that we are required to raise from the Units being offered hereby. There is no guarantee that we will sell any of the Units being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company business plan or to pay for the expenses in this Offering.

We have engaged Prime Trust, LLC, a Nevada limited liability company, as an escrow agent (the “Escrow Agent” or “Prime Trust”) to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the Escrow Agent and issue the units to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

The approximate date of the commencement of the sales of the Units in this Offering will be the calendar day following the date on which the Offering is qualified by the U.S. Securities and Exchange Commission (“SEC” or the “Commission”) on a continuous basis thereafter until the maximum number of Units offered hereby are sold.

The offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this Offering has been qualified by the SEC, or (3) the date on which this Offering is earlier terminated by us in our sole discretion. No sales of Units will be made prior to the qualification of this Offering statement by the SEC.

	Price to Public	Underwriting discount and commissions per Unit(1)	Proceeds to Issuer (2)
Per Unit	$5.00	$0.05	5.00
Total Maximum	$10,000,000	$100,000	10,000,000

(1)

The Company has engaged Dalmore Group, LLC, a registered broker-dealer with the SEC and a member of the Financial Industry Regulatory Authority (“Dalmore Group”) to serve as the broker-dealer of record. The Company will pay Dalmore Group in accordance with the terms of the Broker-Dealer Agreement between the Company and the Dalmore Group, attached as Exhibit 1.1. As compensation for the Services, the Company shall pay to Dalmore Group a fee equal to 1% of the aggregate amount raised by the Dalmore Group. If the maximum amount of shares is sold, the maximum amount the Company would pay the Dalmore Group is $100,000. There will also be a one-time advance payment for out-of-pocket expenses of $5,000. The advance payment will cover expenses anticipated to be incurred by the Dalmore Group. The firm will refund a portion of the payment related to the advance to the extent it was not used, incurred or provided to the Company. The Company has also engaged Dalmore Group, LLC as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Company will pay a one-time fee of $20,000 for these services. See “Plan of Distribution and Selling Securityholders” for details of compensation and transaction fees to be paid to the placement agent.

(2)	We estimate the total expenses of this Offering will be approximately $90,000, plus other expenses. See section entitled “Use of Proceeds.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering. There is, as of the date of this Offering Circular, no public market for the securities offered hereby. There can be no assurance that a liquid market for the securities offered hereby will develop, or if one should develop, will continue. Any market that should develop may not be liquid.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS, AS DEFINED IN RULE 501(A) OF REGULATION D (17 CFR §230.501(A)), AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV AND NOTE THE SEC’S RECENTLY ADOPTED AMENDMENTS TO THE “ACCREDITED INVESTOR DEFINITION” ON AUGUST 26, 2020. SEE “PLAN OF DISTRIBUTION – INVESTMENT LIMITATIONS.”

This Offering Circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Preliminary Offering Circular is October 4, 2021, subject to completion.

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IMPORTANT NOTICES TO INVESTORS

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the transportation industry, the transportation market, and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. Our internal assumptions and projections may be imprecise. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

Our Manager and Dalmore will be permitted to make a determination that the purchasers of Investor Shares in this Offering are “qualified purchasers” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Preferred Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, as well as the Operating Agreement, Subscription Agreement, and exhibits before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See section entitled “Special Note Regarding Forward-Looking Statements.”

OUR COMPANY

Overview

Relay Point™ is a business-to-business (B2B) on-demand transportation and financial services network with the core mission of improving businesses by providing tools which assist in managing, maintaining and promoting businesses. We believe these tools will substantially improve access to for-hire passenger and freight transportation businesses through Relay’s Affiliated Marketing Network (“promoters”) which will increase traffic and safe arrivals of customers and goods. Affiliates and promoters are either a person or company referring in exchange for a commission. Our easy-to-use mobile interface will help businesses quickly manage and control loads, rides or customers’ arrivals, monitor internal transportation dispatches, and complete financial transactions.

Our research shows that we are the first to create business tools to facilitate a safe, secure transaction for delivery of goods or customers to a business or event, where all users within the network are vetted through third-party background and compliance checks. Our Relay Point™ app completed its beta testing phase in Las Vegas in December 2019 and can be accessed on both Android and Apple devices.

Our Advisory Board consists of members of Prime Trust, a charter trust and financial institution developing innovative proprietary technologies, giving us the ability to execute all aspects of digital banking of today and the future. Prime Trust limits our risk in the digital banking sector as they handle all aspects of vetting, compliance and settlements.

We intend to enter into a license agreement with Au Coin LLC, a separate related company, to give Relay access to the technology and compliance to use stablecoins and other financial products offered by Prime Trust, a leader in Fintech industry. This allows Relay to streamline its Know-Your-Customer (“KYC”) or Anti-Money Laundering (“AML”) process and digital banking to mitigate risk within the application.

Our Industry

According to Grand View Research, the global on-demand transportation market size was valued at USD 75.0 Billion in 2017 and anticipated to expand at CAGR of 19.8% from 2018 to 2025. According to the U.S. Department of Transportation 2018, transportation is 9% of the GDP in a $20 trillion US Economy. See https://www.bts.dot.gov/newsroom/transportation-statistics-annual-report-2018.

In 2018, $2.7 billion was invested into transportation – either in venture capital or mergers and acquisitions –$1.3 billion in 2017 and up from $849 million in 2016. One of the most interesting freight technology statistics is that the total amount of investment during the first quarter - $1.6 billion – is greater than the full year 2017 record of $1.3 billion and more than half of the $2.9 billion in venture capital invested for the full year 2018.

Our Services

Relay Point™

Relay Point™ is a mobile app that bridges the gap of safety and compliance by solving several problems.

First, Relay has put tools in the hands of regulated drivers, transportation companies, businesses, and promoters to help abide with state and federal compliance. Drivers are provided tools to manage their personal profile and transportation records such as drops, logs, payments, history and regulated documents, in Relay Point™. Extended management features for transportation allows companies the ability to manage and maintain drivers and fleets.

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Second, with Relay’s Affiliate Marketing Network, promoters are provided unique tools to manage and operate their independent promotion companies and teams which gives Relay Point™ a boost in lead generation, creating a growing marketing potential for businesses.

Third, businesses are provided premium featured tools to manage operations in the Relay Point™ for business such as in-house fleet management, promotions, lead generation, payouts, and IRS 1099 Federal documents. Our app can be used throughout the United States and we plan on initially launching in Nevada. Relay Point™ plans to work with a stablecoin, Au Coin, which our Manager is affiliated with. Please refer to Exhibit 16.1 illustrating Stable Coin Solution Workflow.

Relay Point™ provides automated KYC/AML compliance and helps to reduce risk.

●	Risk Reduction: Our app helps ensure that customers are verifiable, provides source of funds checks which helps reduce overall risk of fraud between onboarding drivers, businesses and promoters,

●	Automated KYC Compliance: For U.S. Natural Persons, our app performs automated identity and documentation verification checks. For Non-U.S. Natural Persons, our app conducts documentation review and verification (for example, check of government-issued ID and address verification) through the application by capturing a copy of a user’s ID and contact information. Passport validation occurs via a third party. For Institutions, our app conducts documentation review and verification through a manual check of company documents and address verification. Jurisdiction of incorporation verification and individual beneficial owners of institutions are subject to all KYC or Customer Identification Program (CIP) requirements.

Relay Point™ uses blockchain technology.

Drivers, businesses and promoters are linked together into a system where smart contracts are used (tickets, promotions, contracts and bill of ladings) at transaction points within the relay system. The smart contract specifies details of the ride or load, such as the payout amount which is created prior to dispatch. When the task has been executed, the payout will transact automatically through the system using stablecoins for the exchange. All of this is executed onto a shared distributed ledger within the app and is managed by Relay Management System, the Web version of our app. Three critical elements of our blockchain technology are:

●	Smart Contracts: Approval and clearance become quicker and more efficient, reducing processing time for customers and/or goods. Customers are tracked in Relay Point™ and goods are tracked in Relay Freight.

●	Tokenization Eco System: A smart contract is created and tokenized onto the blockchain. This system solves many problems such as verification of funds, security of payment, built-in escrow system and transparency within the distributed ledger. The check points within the app by specific users confirms the number of customers, time of arrival, type of customer (general admission, VIP), type of promotion purchased and time of payment. The system allows a business to deposit stablecoins into escrow so when a driver completes the promotion (job) and is confirmed by business, funds will transfer from escrow to driver account for payment and/or promoter for commission in real-time, which guarantees payment based on the contract. This process is similar in the freight system.

●	Stablecoin: The medium of exchange for payment and/or escrow between all users vetted in the system. This tokenization eco system solves the no-currency exchanges of fiat conversion from one denomination to another, making it globally accessible. An account created by a contact allows funds to be deposited into the account to purchase stablecoins within the app. Peer-to-peer transaction is available through the system to send and request stablecoins. After a smart contract is executed and all parties are paid by stablecoin, then exchange conversion allows a user to convert currency out of the system. Users can also deposit stablecoins into escrow.

Relay Point™ and Relay Freight are transportation applications using smart contracts onto blockchain technology for ‘for-hire passengers’ or ‘goods and services’ within a B2B and financial services network. Relay Freight is an application still in the early development phase.

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Our Customer Base

Our Relay Point™ app will be marketed to customers and businesses of all sizes. Our market research suggests that a substantial and growing segment of this market is willing to pay a small transaction fee to ensure safety, recruit customers and settle transactions fast.

Our Competition

Due to the substantial needs in the U.S. and worldwide, many drivers, businesses and promoters are unaware of the significant potential to conduct transportation business safer and faster; which we believe is currently only possible with Relay Point™. Generally, transportation is a highly competitive marketplace, with thousands of companies competing domestically and internationally. We plan to compete on reliability, efficiency, simplicity, technological capabilities and price. Currently there are no specific competitors locally, nationally and internationally who offer the innovative platform we provide. There are companies that provide a portion of the services we offer but without the ecosystem that Relay offers.

Our Relay Point™ app works in conjunction with personal vehicle ownership and usage and traditional transportation services, including taxicab companies and taxi-hailing services, and livery services. In addition, public transportation may be a superior substitute to our offerings and in many cases, offers a faster and lower-cost travel option in many cities. We also may compete with other ridesharing companies for drivers and riders including Lyft, OLA, Didi, Bolt, and Uber. For example, a rider may choose to ride with a business whose drivers subscribe to the Relay app, and a ridesharing driver working on a competitive app may decide to work for a business that subscribes to the Relay app, if such a business determines that such driver is qualified.

Our Relay Freight app plans to compete with global and North American freight brokers such as C.H. Robinson, Total Quality Logistics, Convoy, Coyote, Transfix, DHL, Uber Freight, and NEXT Trucking. However, none of the competitors listed are direct competitors since they do not offer digital infrastructure platforms utilizing blockchain technology.

Currently there are no products in the marketplace that compete with our Relay Point™ app, Relay’s Affiliate Marketing (RAM) Network or Relay Management System, and we are unaware of any companies in production though there may be emerging companies seeking to enter the market. While there are other companies which connect driver and business networks, only Relay provides a platform that includes Relay’s Affiliate Marketing Network (promoter). In addition, we are unique because we offer vetting through background checks, built-in escrow and transaction settlement via stablecoins. There are no known apps managing state-related documents for the transportation industry in the state of Nevada or endorsed by the state of Nevada. Our goal is to ultimately be endorsed by the state of Nevada.

As the first mover in this unique intersection of industries collecting data from drivers, businesses, and promoters, we expect to remain ahead of emerging competitors as we continue to improve our services and offer more products based on feedback from users in our ecosystem.

We believe our app is logistically affordable while still delivering a competitive compliance opportunity with easy payment settlement and blockchain-enabled security.

Our Competitive Advantages

We believe that the following characteristics of our transportation app provide us with a competitive advantage:

●	Our Relay Point™ app is a key competitive advantage. Our app provides the security of a stablecoin environment, with an easy-to-use mobile application tool kit which creates an online network of drivers, business, and promoters to manage all operational activities. Our app provides automated KYC and built-in blockchain technology which will increase security and trust.

●	Our Relay Point™ app uses blockchain technology. Drivers, businesses and promoters are linked together into a system where smart contracts are used (tickets, promotions, contracts and bill of ladings). These transaction points within the relay system are executed onto a shared distributed ledger. This provides for transparency, accountability, data security and verification within the ecosystem.

●	We have a stellar Advisory Board and experienced management. Kevin Lehtiniitty and Jimmy Bingham are members of our Advisory Board and key leaders at Prime Trust. Stanley K. Chomer, Charles Durham and Ruben Espinoza have extensive management experience in Transportation, Design and Technology

●	Our app can be used for both commercial and personal use.

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Our Growth Strategies

We intend to scale through partnerships with businesses, affiliates and promoters; recruit and retain quality drivers; and integrate industry-best practices. The timing of commencement of operations may be influenced by our relative success of this offering. We endeavor to hire sales representatives who we can train to help us sell our services. We also plan to focus on developing marketing and sales strategies and sourcing the capital necessary to execute our business plan. We may not raise sufficient proceeds through this offering to fully execute our business plans.

Going Concern

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. Our future is dependent upon our ability to obtain financing and upon future profitable operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Corporate Information

Our principal executive offices are located at 455 E. Pebble Road, Las Vegas, NV 89123 and our telephone number is (702) 748-7774. We maintain a website at www.relaypoint.io. Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

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THE OFFERING

Securities being offered:	Up to 2,000,000 Preferred Units for a maximum offering amount of $10,000,000(1).

Offering price per interest:	$5.00 per share.

Interests outstanding before the Offering:	We authorized 10,000,000 Common Units, of which 4,400,000 are issued and outstanding. We authorized 5,000,000 Preferred Units but issued none prior to the Offering.

Interests outstanding after the offering:(1)	Assuming this Offering is fully funded, 2,000,000 Preferred Units will be issued and outstanding. Preferred Units have preferred distribution but limited voting rights.

Best efforts offering:	We are offering shares on a “best efforts” basis through our Chief Executive Officer, Mr. Stanley Chomer, who will not receive any discounts or commissions for selling the Units, and through the Dalmore Group. There is no minimum number of Units that must be sold to close this offering.

Restrictions on investment amount:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:	We have established an escrow account with Prime Trust, LLC, who is acting as the escrow agent, into which subscriptions will be held pending closing. We may hold a series of closings at which we receive the funds from the escrow agent and issue the shares to investors. In the event that the closing of this offering does not occur, or an investor’s subscription is rejected, any funds received from such investor will be promptly returned without interest or deduction. In addition, while it is expected that interest will be earned on escrowed funds, any interest earned will not be returned to investors but rather will be paid to the escrow agent to defray the costs of the escrow.

Termination of the offering:	This offering will commence as soon as practicable after this offering statement has been qualified by the SEC and will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Use of proceeds:

We estimate that, at a per share price of $5.00, the net proceeds from the sale of the 2,000,000 shares in this offering will be approximately $10,000,000, after deducting the estimated offering expenses of approximately $9,910,000.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes, including to pay salaries. See “Use of Proceeds” for details.

Market for our Common Stock:	Our Common Stock is not listed for trading on any exchange or automated quotation system. We may, upon qualification, engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

Risk factors:	Investing in our securities involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1) Preferred Units do not convert into Common Units of the Company.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUP ACT

Relay is an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure if this will ever take place.

Because we are an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934, under Section 404(b). We are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives as long as we continue to operate as an emerging growth company.

The Company hereby elects to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

●	The end of the fiscal year in which our annual revenues exceed $1 billion.

●	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

●	The date on which we have, during the previous three-year period, issued more than $1 billion to nonconvertible debt.

●	The date on which we qualify as a large accelerated filer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Description of Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

These factors include, among other things:

●	our dependence upon external sources for the financing of our operations and the need to attract additional capital to successfully scale our business;

●	our ability to attract or retain qualified drivers, customers, businesses or promoters to accept our platform in a cost-effective manner;

●	we are an emerging growth company with no operations;

●	our investors will have limited control over the Company, and the Manager is solely responsible for the operation and management of the Company;

●	the mobile application and logistics industries are highly competitive, with well-established and low-cost alternatives that have been available for decades, low barriers to entry, low switching costs, and well-capitalized competitors in nearly every major geographic region;

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●	our ability to obtain and enforce patents and to protect our trade secrets. Others could use our technology to compete with us, which could create undue competition and pricing pressures;

●	illegal, improper or otherwise inappropriate activity of users, whether or not occurring while utilizing our platform, could expose us to liability and reputational harm;

●	the effects of COVID-19;

●	the effects of any reforms or changes in the transportation industry;

●	our ability to achieve, maintain regulatory approvals and comply with applicable regulations;

●	our ability to successfully develop new platform features, offerings and services to enhance the experience of users;

●	we rely on third-party background check providers to screen potential drivers, and if such providers fail to provide accurate information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected;

●	we anticipate that a significant percentage of our bookings would be from trips in Las Vegas, Nevada, our target metropolitan area, and these operations may be negatively affected;

●	our reliance on third-parties maintaining open marketplaces to distribute our platform and to provide the software we use in certain of our products and offerings. If such third parties interfere with the distribution of our products or offerings or with our use of such software, our business would be adversely affected;

●	that emerging blockchain technology and cryptocurrencies or digital tokens are extremely speculative and volatile and have a high risk of fraud and/or exposure to hacking; and

●	the regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, utility tokens, security tokens and offerings of digital assets is uncertain, and new regulations or policies may materially adversely affect the development and the value of Au Coin.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

RISK FACTORS

The SEC requires that we identify risks that are specific to our business and our financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed and you may lose all or part of your investment.

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General Risks Related to Our Business

We are an early-stage company with a limited operating history. A purchaser of Units will have limited benefit in reviewing the Company’s prior performance.

Our Company was incorporated in Nevada in January 2018 and has a limited operating history. Any review of the Company’s prior performance may not determine the likelihood of the Company achieving its business objectives. Since inception, we have financed our operations primarily through the sale of our securities and advances made by our Manager, Stanley K. Chomer, as well as loans from Members. There is no assurance that we will be able to obtain adequate financing that we may need, or that any such financing that may become available will be on terms that are favorable to us and our unitholders. Ultimately, our ability to generate sufficient operating revenue to earn a profit depends upon our success in marketing our Relay Point™ app. A purchaser of Units should consider an investment in the Company in light of the risks, uncertainties, and difficulties frequently encountered by other early-stage companies. A purchaser should not rely upon the past performance of the Company or any of its affiliates as indicative of the Company’s potential future performance.

Our lack of operating history makes it difficult to evaluate the risks and challenges we may encounter.

We plan to focus on marketing our Relay Point™ app, however, our business may need to evolve in order to become or remain competitive. We may regularly expand our platform features, offerings, services and pricing methodologies. This lack of operating history makes it difficult to evaluate the risks and challenges we may encounter. These risks and challenges include our ability to:

●	forecast our revenue and budget for and manage our expenses;

●	attract new qualified drivers, customers, businesses and promoters and retain them in a cost-effective manner;

●	comply with existing and new laws and regulations applicable to our business;

●	plan for and manage capital expenditures for our future offerings, including our Relay’s Affiliated Marketing Network, and manage relationships related to our future offerings;

●	anticipate and respond to macroeconomic changes and changes in the markets we plan to operate;

●	establish, maintain and enhance the value of our reputation and brand;

●	successfully establish and expand our geographic reach;

●	hire, integrate and retain talented people at all levels of our organization; and

●	successfully develop new platform features, offerings and services to enhance the experience of users.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have no historical financial data and plan to operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in more predictable market. We may encounter risks and uncertainties frequently experienced by growing companies with a lack of or limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we plan to use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We are dependent upon external sources for the financing of our operations and will need to attract additional capital to scale our business but have no assurance that we can do so successfully.

We will be incurring significant costs as we continue to develop and commercialize our Relay Point™ app. We will need to raise additional capital to pay operating expenses until we are able to generate sufficient revenues, and we may need to sell additional equity or debt securities to meet those capital needs. Our ability to raise additional equity or debt capital will depend not only on progress made marketing and selling services offered through our Relay Point™ app, but also will depend on access to capital and conditions in the capital markets. There is no assurance that we will be able to raise capital at times and in amounts needed to finance the continued development and commercialization of our Relay Point™ app, Relay’s Affiliated Marketing Network and the Relay Management System or general operations. Even if capital is available, it may not be available on terms that we or our unitholders would consider favorable. Furthermore, sales of additional equity securities could result in the dilution of the interests of our unitholders.

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Our success depends heavily on our Relay Point™ app.

For the foreseeable future, our ability to generate revenues will depend almost entirely on the commercial success of our Relay Point™ app. The commercial success and our ability to generate revenues will depend on a variety of factors, including the following:

●	market acceptance of and demand for services available through our app;

●	acceptance in the transportation and mobility community;

●	successful sales, marketing, and advertising, including successful business-to-business (B2B) marketing strategies;

●	the amount and nature of competition from other similar products or services; and

●	the ease of use of using our app by drivers, customers, businesses and promoters.

If we are unable to develop and maintain the collection of substantial transaction fees or if we are significantly delayed or limited in entering the market, our business prospects, financial condition and results of operation would be adversely affected.

The success of our Relay Point™ app depends on the degree of market acceptance by drivers, customers, businesses and promoters and others in the transportation community.

Our Relay Point™ app and Relay Management System may not gain market acceptance by participants in the transportation and community. The degree of market acceptance of our Relay Point™ app and our Relay Management System will depend on a number of factors, including:

●	its demonstrated ability to improve efficiency;

●	its price;

●	the availability and attractiveness of alternative products and services;

●	the willingness of businesses to recommend our app; and

●	the ease of use of our services for drivers, customers, businesses and promoters.

If our Relay Point™ app does not achieve an adequate level of acceptance, we may not generate the substantial revenues through subscriptions and transaction fees needed to generate to become profitable.

Our inability to develop and manage growth could harm our business.

We expect to hire additional personnel in the areas of sales and marketing, technology operations, transaction settlement, quality assurance and compliance, among others. As we build our commercialization efforts and expand our offerings and development activities, the scope and complexity of our operations may increase significantly. As a result of our planned growth, our operating expenses and capital requirements will also increase, and we expect that they will continue to increase, significantly. Our ability to develop and manage our growth effectively requires us to forecast expenses accurately, and to properly forecast and expand our offerings, if necessary, to expend funds to improve our operational, financial and management controls, reporting systems and procedures. As we move forward in commercializing our app, we will also need to effectively manage our technology operations, transaction settlement and sales and marketing needs. If we are unable to manage our anticipated growth effectively, our business could be harmed.

If we are unable to secure any third-party loans, our Members or Manager may not consent to making any loans to our Company.

In the event of a lack of capital and the unavailability of third-party borrowing, Article III, Section 3.6.4. of our Operating Agreement establishes the process by which Members or the Manager can make a loan to the Company. The Board, in its sole discretion, may settle any such loan by issuing Common Units or Preferred Units of the Company. There is no certainty that either the Manager or any of the Members will consent to make a loan to the Company. Moreover, the Manager may determine that loans made by Members or the Manager will be repaid before any cash distributions are made.

Our Company’s success depends on the performance of the Manager.

Our Company’s ability to achieve its investment objectives and to pay distributions is dependent upon the performance of the Manager in overseeing business operations, finding and determining appropriate financing arrangements when necessary, managing the Company in accordance with its Operating Agreement on behalf of its Members, selecting the appropriate methods to market and commercialize its app, among other things. The Manager will rely on the assistance of professional team members to attempt to accomplish these tasks in a manner that meets the objectives of the Company, however, there are no guarantees that our Company’s objectives will be met.

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The success of our business is substantially dependent upon the efforts of our future management team, future personnel, and members of our Advisory Board.

Our success depends largely on the skills, experience and performance of key members of our future management team and future personnel who will be critical to directing and managing our planned growth and development in the future. Our success is substantially dependent upon our management’s ability to lead our Company, implement successful corporate strategies and initiatives, develop key relationships, including relationships with collaborators and business partners, and successfully commercialize our products and services. While our management team has significant experience in transportation and marketing, we have considerably less experience in commercializing these products or services. Our Advisory Board consists of members of Prime Trust. We rely on Prime Trust to limit our risk in the digital banking sector as they will handle all aspects of vetting, compliance and settlements. The efforts of our management team will be critical to us as we develop our app and seek to commercialize our app and future offerings. If we were to lose any of our management team or members of our Advisory Board, we may experience difficulties in competing effectively, developing our technologies and implementing our business strategies.

Our success depends in part on the continued service of our founders, key technical personnel and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Competition for desirable personnel is intense, and there can be no assurance that we will be able to attract and retain the necessary staff. If we are unable to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer. The failure to maintain management, members of our Advisory Board, or to attract personnel could materially adversely affect our business, financial condition and results of operations.

The Company’s accounted or reported results of operations may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the Commission, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a material effect on our accounted or reported results of operations, and may even affect the accounting or reporting of transactions completed before the announcement or effectiveness of a change.

The failure of any bank in which the Company deposits its funds could reduce the amount of cash the Company has available for operation.

The Manager intends to deposit the cash and cash equivalents of the Company in bank accounts insured by the Federal Insurance Deposit Corporation (“FDIC”). FDIC generally only insures limited amounts per depositor per insured bank. Currently, FDIC is insuring up to two hundred fifty thousand dollars ($250,000) per depositor per insured bank for interest-bearing accounts. If the Company’s deposits exceed these federally insured levels or if any of the banking institutions holding its cash fails, the Company may lose such deposits over the federally insured levels. The loss of such deposits could reduce the amount of cash the Company has available to utilize in operations.

Actual and potential conflicts of interest exist and related-party transactions have been entered into with parties such as our Manager and Au Coin LLC.

The Company is subject to various potential and actual conflicts of interest arising out of its relationship with its Manager and/or affiliates of the Company and its Manager, related-party transactions with affiliates of the Manager or the Company and/or such other persons and entities, the potential payment of substantial sums from the proceeds of this offering to such affiliates, and competition for the time and services of the Manager or the Manager’s agents or employees and/or affiliates with other projects or businesses that they operate. Au Coin LLC is a Nevada limited liability company formed on January 26, 2021. The managing member and majority interest member of Au Coin LLC is Stanley K. Chomer. Au Coin holds the license agreement with Prime Trust for their API to access technology and custodial accounts are created under Au Coin.

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The forecasts of market growth included in our business plan may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts in our business plan and investor presentations, if any, may prove to be inaccurate. Even if these markets experience the forecasted growth described in our business plan, we may not grow our business at similar rates, or at all. Our financial forecasts may also prove to be based on inaccurate assumptions and estimates, making it unreliable. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in our business plan should not be taken as indicative of our future growth.

Risks Relating to the Company Structure

Our investors will have limited control over the Company and our Manager is solely responsible for the operation and management of the Company.

Investors have limited voting rights and control over the Company. The Manager is solely responsible for the operation and management of the Company. Investors have no right to participate in the management of the Company or in the decisions made by the Manager. Even though investors might be canvassed prior to the Manager entering into a binding contract, for example, the Manager might take the opinions of investors concerning operation of the Company into account in good faith, the Manager is under no obligation to canvass investors or make its decisions in accordance with the wishes of the investors. The Manager, since he is also a Member, may only be removed by an affirmative vote of Members owning greater than 85% of the then outstanding Company Membership Interests, any may be removed if, simultaneously with such removal, a Successor Manager is elected by the Members owning greater than 85% of the then outstanding Company Membership Interests. Accordingly, a prospective investor should not purchase any Preferred Units unless such prospective investor is willing to entrust all aspects of management of the Company to the Manager and with the understanding that the Members will have limited rights to remove the Manager and, even if removed, the Manager may retain substantial ownership and financial interests. The Manager has voting rights and could block any vote required to be unanimous.

Members’ actions could jeopardize their limited liability.

The liability of each Member will be limited to their investment in the Company assuming compliance with the laws of each jurisdiction where the Company operates and assuming compliance with the Operating Agreement and observation of applicable formative and qualification requirements for a limited liability company in Nevada. However, if a Member participates in the control of the business of the Company or acts outside its authority as a Member in such a way that binds the Company, such Member may be held liable for Company obligations or to the same extent as the Manager in certain circumstances.

Special risks for investors who acquire more than twenty percent of the Preferred Units.

Investors who acquire more than twenty percent (20%) of the Preferred Units may be subject to the Bad Actor Provisions of Rule 262 of Regulation A. Rule 262 pertains to Investors (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such Investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: a) disclose such events to other investors (if they occurred before August 1, 2016); or b) own less than twenty percent (20%) of the voting (equity) interests in the Company (if they occurred after August 1, 2016), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Investors, securities violations, fraud, or misrepresentation. Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than 20% of the voting interests in the Company (or ensure that the interests they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

Investors may not receive any cash distributions or return on their investment at all.

Cash flow distributions will only be available to the extent there is cash flow from operations. Additionally, even if there is cash flow, the Manager of our Company in its sole discretion, may cause the Company, to retain some or all such funds for working capital purposes. Therefore, there can be no assurance as to when or whether there will be any cash distributions from the Company to the Members. It is possible that the Company will not achieve any distributable cash and that the Members may not receive any cash distributions or return on their investment at all.

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Investors are not represented by Manager’s counsel and such counsel owes no duties of any kind to any other Members of the Company.

The prospective investors as a group have not been represented by independent counsel in connection with the formation of the Company or this Offering. These Offering documents, including this Offering Circular, the Operating Agreement, and the Subscription Agreement, and any amendments thereto, have been prepared by counsel for the Manager and such counsel owes no duties of any kind to any other Members of the Company.

Dealings with the Company will be approved solely by the Manager, even when the Company has raised adequate capital to hire officers.

The Manager controls the business and affairs of the Company. Consequently, the Manager will be able to control its own compensation and to approve dealings, if any, by the Company with other entities with which the Manager is also involved. Although the Manager intends to act fairly and in full compliance with its fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflicts of interest described herein, sometimes enter into arrangements under terms less beneficial to the Company than it could have obtained had it been dealing with unrelated persons.

The Manager’s duties are limited to duties provided for in the Operating Agreement, the Manager will have limited liability, and we are required to indemnify the Manager and other agents for good faith actions taken on our behalf.

The Manager does not owe any duties to the investors other than those provided for in the Operating Agreement. The Operating Agreement provides that the Manager is individually answerable for their actions to the investors only if, among other things, the Manager engages in willful misconduct or gross negligence. The Manager will have limited liability for breach of fiduciary duty and for (i) any breach of the duty of loyalty to the Company or its Unit holders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transactions from which the Manager and its Affiliates derived an improper personal benefit. Applicable law and the Company’s governing documents, including but not limited to, its Operating Agreement, may require the Company to indemnify the Manager and other agents of the Company. If such a right to indemnification is exercised, the Company may be obligated to incur substantial costs in defending or reimbursing the legal costs of the Manager and other agents.

If our Manager decides to create and sell additional membership interests, your interests will be diluted.

From time to time, the Manager is permitted to raise the authorized capital of the Company and to cause the Company to create additional membership interests, having such rights and preferences to Company profits, losses and/or capital, and to sell such additional membership interests, to such person or persons and upon such terms and conditions, as the Manager may determine in its sole discretion. There is no requirement that the Manager first offer the existing Members the opportunity to purchase their pro rata share (based on their relative ownership of Company interests) of such additional membership interests before the Company may sell them to anyone else. Should the Manager exercise such right and authority and cause the Company to create and sell additional membership interests at any time or from time to time in the future, the investors’ interest in the profits, losses or capital of the Company may be reduced, diluted and/or subordinated. The Manager does not need the consent of any Member to raise the authorized capital of the Company and/or to create or sell additional membership interests and may do so at a time when the Members are unable to purchase the same.

If our Manager fails to take certain actions, we may be classified as an “Investment Company.”

The Investment Company Act of 1940, as amended, generally prohibits an issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis, from offering for sale, selling, delivering after sale, purchasing or acquiring any security or interest in a security by any means or instrumentality of interstate commerce, or engaging in any business in interstate commerce, unless such issuer registers with the SEC as an investment company. The Manager believes that the Company is, and intends to remain, primarily engaged in businesses other than investing, reinvesting, owning, holding or trading in securities. Because of similarities between the Company and companies within the definition of “investment company,” the Manager intends to take such actions as may be necessary so that the Company will not become an “investment company” (as such term is defined in the Investment Company Act of 1940, as amended). If a determination were to be made that the Company is an investment company, such determination could have material adverse effect on, among other things, the Company’s offer and sale of units of membership interest in the Company and operation of its business, and may subject the Company to registration and reporting requirements pertaining generally to investment companies, as well as possible sanctions imposed by the Securities and Exchange Commission. The Manager does not intend to register the Company under the Investment Company Act of 1940, as amended, as an “investment company.”

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Risks Related to Our Technology and Business Model

The mobile application and logistics industries are highly competitive, with well-established and low-cost alternatives that have been available for decades, low barriers to entry, low switching costs, and well-capitalized competitors in nearly every major geographic region.

Our platform provides offerings in the mobile application and logistics industries. We intend to compete on a global basis in the future, and the markets in which we compete are highly fragmented. We face significant competition in each of the mobile application and logistics industries globally from existing, well-established, and low-cost alternatives, and in the future we expect to face competition from new market entrants given the low barriers to entry that characterize these industries. In addition, within each of these markets, the cost to switch between products is low. Consumers have a propensity to shift to the lowest-cost or highest-quality provider; drivers have a propensity to shift to the platform or jobs with the highest earnings potential; businesses have a propensity to shift to the delivery platform that offers the lowest service fee and provides the highest volume of orders; and shippers and carriers have a propensity to shift to the platform with the best price and most convenient service for hauling shipments. As we and our competitors introduce new products and offerings, and as existing products evolve, we expect to become subject to additional competition. In addition, our competitors may adopt certain of our product features, or may adopt innovations that drivers, customers, businesses, promoters and shippers/carriers value more highly than ours, which would render our products less attractive or reduce our ability to differentiate our products. Increased competition could result in, among other things, a reduction of the revenue we generate from the use of our platform, the number of platform users, the frequency of use of our platform, and our margins.

We face competition in each of our offerings, including:

●	Relay Point™: Public transportation may be a superior substitute to our offerings and in many cases, offers a faster and lower-cost travel option in many cities. We also may compete with other ridesharing companies for drivers and riders including Lyft, OLA, Didi, Bolt, and Uber. For example, a rider may choose to ride with a business whose drivers subscribe to the Relay app, and a ridesharing driver working on a competitive app may decide to work for a business that subscribes to the Relay app, if such a business determines that such driver is qualified.

●	Relay Management System (RMS): We are currently unaware of any competitors of RMS.

●	Freight. Our Relay Freight app plans to compete with global and North American freight brokers such as C.H. Robinson, Total Quality Logistics, XPO Logistics, Convoy, Echo Global Logistics, Coyote, Transfix, DHL, Uber Freight, and NEXT Trucking.

Many of our competitors are well-capitalized and offer discounted services, driver incentives, consumer discounts and promotions, innovative products and offerings, and alternative pricing models, which may be more attractive to consumers than those that we offer. Further, some of our current or potential competitors have, and may in the future continue to have, greater resources and access to larger driver, consumer, merchant, shipper, or carrier bases in a particular geographic market. In addition, our competitors in certain geographic markets enjoy substantial competitive advantages such as greater brand recognition, longer operating histories, larger marketing budgets, better localized knowledge, and more supportive regulatory regimes. As a result, such competitors may be able to respond more quickly and effectively than us in such markets to new or changing opportunities, technologies, consumer preferences, regulations, or standards, which may render our products or offerings less attractive.

We may be unable to attract or retain, qualified drivers, customers, businesses and promoters to accept our platform in a cost-effective manner.

Our success depends in part on our ability to cost-effectively attract qualified drivers, customers, businesses and promoters and increase utilization of our platform by them. Generally, riders have a wide variety of options for transportation, including personal vehicles, rental cars, taxis, public transit and other ridesharing offerings. Rider preferences may also change from time to time. To expand our rider base, we must appeal to new riders who have historically used other forms of transportation or other ridesharing platforms. To create and expand our relationships with businesses, we must develop collaborative business-to-business arrangements. We believe that paid marketing initiatives will be critical in promoting awareness of platform, which in turn may drive new business, qualified driver and promoter growth and rider utilization. However, our reputation, brand and ability to build trust with qualified drivers, customers, businesses and promoters may be adversely affected by complaints and negative publicity about our platform, even if factually incorrect or based on isolated incidents.

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Furthermore, if qualified drivers, customers, businesses and promoters do not perceive the transportation services provided by our platform to be reliable, safe and affordable, or if we fail to offer new and relevant offerings and features on our platform, we may not be able to attract or retain qualified drivers, customers, businesses and promoters to increase their utilization of our platform. If we expand into new geographic areas, we will be relying in part on referrals from existing qualified drivers, customers, businesses and promoters to attract new customers, and therefore we must take efforts to ensure that our existing users remain satisfied with our platform. If we fail to grow, retain or increase the overall utilization of our platform by qualified drivers, customers, businesses and promoters, our business, financial condition and results of operations could be adversely affected.

We may be unable to successfully develop new platform features, offerings and services to enhance the experience of users.

Our ability to attract or retain qualified drivers, customers, businesses and promoters to increase utilization of our platform offerings will depend in part on our ability to successfully create and introduce new platform offerings and to improve upon and enhance our planned platform offerings. As a result, we may introduce significant changes to our planned platform offerings or develop and introduce new and unproven platform offerings. Furthermore, businesses, qualified drivers, customers and promoters’ demands regarding service or platform features, the availability of superior competitive offerings or a deterioration in the quality of our offerings or our ability to bring new or enhanced offerings to market quickly and efficiently could negatively affect the attractiveness of our platform and the economics of our business and require us to make substantial changes to and additional investments in our offerings or our business model. In addition, we may experiment with and test different offerings and marketing strategies. If these experiments and tests are unsuccessful, or if the offerings and strategies we introduce based on the results of such experiments and tests do not perform as expected, our ability to attract new or retain qualified drivers, customers, businesses and promoters or increase utilization of our offerings may be adversely affected. Developing and launching new offerings or enhancements to the existing offerings on our platform involves significant risks and uncertainties, including risks related to the reception of such offerings by existing and potential qualified drivers, customers, businesses and promoters, increases in operational complexity, unanticipated delays or challenges in implementing such offerings or enhancements, increased strain on our operational and internal resources (including an impairment of our ability to accurately forecast demand and the number of users using our platform) and negative publicity in the event such new or enhanced offerings are perceived to be unsuccessful. In addition, developing and launching new offerings and enhancements to our existing offerings may involve significant upfront capital investments and such investments may not generate return on investment. Any of the foregoing risks and challenges could negatively impact our ability to attract and retain qualified drivers, customers, businesses and promoters, our ability to increase utilization of our offerings and our visibility into expected results of operations, and could adversely affect our business, financial condition and results of operations. Additionally, since we are focused on building our community and ecosystems for the long-term, our near-term results of operations may be impacted by our investments in the future.

We have limited marketing and sales resources and few distribution resources for the commercialization of our app that we have developed.

We will need to build our own marketing and sales capability, which would require the investment of significant financial and management resources to recruit, train, and manage a sales force.

Illegal, improper or otherwise inappropriate activity of users, whether or not occurring while utilizing our platform, could expose us to liability and reputational harm.

Our app is intended for legal use only. Illegal, improper or otherwise inappropriate activity of users, whether or not occurring while utilizing our platform, could expose us to liability, reputational harm, and harm our business, brand, financial condition and results of operations. Repeated lawsuits could also precipitate regulatory scrutiny that could negatively impact our ability to sell our products or services.

Platform users may engage in, or be subject to, criminal, violent, inappropriate, or dangerous activity that results in major safety incidents, which may harm our ability to attract and retain qualified drivers, customers, businesses and promoters.

We are not able to control or predict the actions of platform users and third parties, either during their use of our platform or otherwise, and we may be unable to protect or provide a safe environment for drivers and consumers as a result of certain actions by drivers, consumers, carriers, and third parties. Such actions may result in injuries, property damage, or loss of life for consumers and third parties, or business interruption, brand and reputational damage, or significant liabilities for us. Although we plan to administer certain qualification processes for users of the platform, including background checks on drivers through third-party service providers, these qualification processes and background checks may not expose all potentially relevant information and are limited in certain jurisdictions according to national and local laws, and our third-party service providers may fail to conduct such background checks adequately or disclose information that could be relevant to a determination of eligibility. We may also face civil litigation alleging, among other things, inadequate driver qualification processes and background checks, and general misrepresentations regarding the safety of our platform.

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If drivers or carriers, or individuals impersonating drivers or carriers, engage in criminal activity, misconduct, or inappropriate conduct or use our platform as a conduit for criminal activity, consumers and shippers may not consider our products and offerings safe, and we may receive negative press coverage as a result of our business relationship with such driver or carrier, which would adversely impact our brand, reputation, and business. Further, we may be subject to claims of significant liability based on traffic accidents, deaths, injuries, or other incidents that are caused by drivers, consumers, or third parties while using our platform, or even when drivers, consumers, or third parties are not actively using our platform. On a smaller scale, we may face litigation related to claims by drivers for the actions of consumers or third parties. If drivers, consumers or third parties’ policies do not cover all potential claims to which we are exposed, it is possible we will not be adequately indemnified for all liability. These incidents may subject us to liability and negative publicity, which would increase our operating costs and adversely affect our business, operating results, and future prospects. Even if these claims do not result in liability, we will incur significant costs in investigating and defending against them.

Our business could be adversely affected by natural disasters, public health crises, political crises, economic downturns or other unexpected events that we may be unable to anticipate.

A significant natural disaster, such as an earthquake, fire, hurricane, tornado, flood or significant power outage, could disrupt our operations, mobile networks, the internet or the operations of our third-party technology providers. In addition, any unforeseen public health crises, such as epidemics, political crises, such as terrorist attacks, war and other political instability, or other catastrophic events, could adversely affect our operations or the economy as a whole. The impact of any natural disaster, act of terrorism or other disruption to us or our third-party providers’ abilities could result in decreased demand for our offerings or a delay in the provision of our product offerings, which could adversely affect our business, financial condition and results of operations. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. Our business and results of operations are also subject to global economic conditions, including any resulting effect on spending by us or our riders. If general economic conditions deteriorate in the United States or in other markets where we plan to operate, discretionary spending may decline and demand for our products and services may be reduced. For example, if our customers could no longer afford to attend events such as concerts or patronize bars, it would impact the amount of revenue that a promoter or driver would be able to generate as a payout using our app. In this example, transportation companies or businesses would likely not be impacted since they subscribe to monthly plans. An economic downturn resulting in a prolonged recessionary period may have a further adverse effect on our revenue.

If we experience security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or platform user data, we may face loss of revenue, harm to our brand, business disruption, and significant liabilities.

We collect, use, and process a variety of personal data, such as email addresses, mobile phone numbers, profile photos, location information, drivers’ license numbers and social security numbers of drivers, consumer payment card information, and driver and business bank account information. However, most of the data collected goes straight to the third-party we use for background checks and is retained on their servers, not ours. As such, we are an attractive target of data security attacks by third parties. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of any such data could result in significant liability and a material loss of revenue resulting from the adverse impact on our reputation and brand, a diminished ability to retain or attract new platform users, and disruption to our business. We rely on third-party service providers to host or otherwise process some of our data and that of platform users, and any failure by such third party to prevent or mitigate security breaches or improper access to, or disclosure of, such information could have similar adverse consequences for us. Moreover, the Relay Management Platform, Application, relaypoint.io and our Company collect data according to a privacy policy, which permits us to sell, rent or lease customer information to third parties to conduct surveys on our behalf, to process payments for services, or for any monetary reasons.

Because the techniques used to obtain unauthorized access, disable or degrade services, or sabotage systems change frequently and are often unrecognizable until launched against a target, we may be unable to anticipate these techniques and implement adequate preventative measures. Our servers and platform, as well as third-party service providers, may be vulnerable to computer viruses or physical or electronic break-ins that our security measures may not detect. Individuals able to circumvent our security measures may misappropriate confidential, proprietary, or personal information held by or on behalf of us, disrupt our operations, damage our computers, or otherwise damage our business. In addition, we may need to expend significant resources to protect against security breaches or mitigate the impact of any such breaches, including potential liability that may not be limited to the amounts covered by our insurance.

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Our business and operations could suffer in the event of system failures.

Despite the implementation of security measures, our application, internal computer systems, and those of our contractors and consultants, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruption of our operations. For example, the loss of data for our businesses or customers could result in delays in our development efforts and significantly increase our costs. To the extent that any disruption or security breach was to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the continued development of our app could be delayed.

If our insurance coverage is insufficient for the needs of our business or our insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, financial condition and results of operations.

Although subscribers like businesses or carriers are required to carry insurance, during the time a driver, promoter or business uses our app, we, may bear substantially all of the financial risk with respect to auto-related incidents, including bodily injury, property damage and uninsured and underinsured motorist liability. To comply with certain state insurance regulatory requirements for auto-related risks, we may procure a number of third-party insurance policies which provide the required coverage in such states.

We also may procure third-party insurance policies to cover various operations-related risks including employment practices liability, workers’ compensation, business interruptions, cybersecurity and data breaches, crime, directors’ and officers’ liability and general business liabilities. For certain types of operations-related risks or future risks related to our future offerings, we may not be able to, or may choose not to, acquire insurance. In addition, we may not obtain enough insurance to adequately mitigate such operations-related risks or risks related to our future offerings, we may have to pay high premiums, self-insured retentions or deductibles for the coverage we do obtain. Our business, financial condition and results of operations could be adversely affected if (i) cost per claim, premiums or the number of claims significantly exceeds coverage limits, (ii) our insurance providers fail to pay on our insurance claims, or (iii) we experience a claim for which coverage is not provided.

In addition, we are subject to local laws, rules, and regulations relating to insurance coverage which could result in proceedings or actions against us by governmental entities or others. While we do not consider our app to be a ridesharing app per se, legislation has been passed in many U.S. jurisdictions that codifies these insurance requirements with respect to ridesharing. Additional legislation has been proposed in other jurisdictions that seeks to codify or change insurance requirements with respect to ridesharing. Further, service providers and business customers of Relay Point and Relay Freight may require higher levels of coverage as a condition to entering into certain business arrangements with us. Any failure, or perceived failure, by us to comply with local laws, rules, and regulations or contractual obligations relating to insurance coverage could result in proceedings or actions against us by governmental entities or others. These lawsuits, proceedings, or actions may subject us to significant penalties and negative publicity, require us to increase our insurance coverage, require us to amend our insurance policy disclosure, increase our costs, and disrupt our business.

Our actual losses may exceed our insurance reserves, which could adversely affect our financial condition and results of operations.

We may establish insurance reserves for claims incurred but not yet paid and claims incurred but not yet reported and any related estimable expenses, and we may periodically evaluate and, as necessary, adjust our insurance reserves as our experience develops or new information is learned. We may employ various predictive modeling and actuarial techniques and make numerous assumptions based on limited historical experience and industry statistics to estimate our insurance reserves. Estimating the number and severity of claims, as well as related judgment or settlement amounts, is inherently difficult, subjective and speculative. While an independent actuary firm may be retained to periodically review our reserves for appropriateness and provide claims reserve valuations, a number of external factors can affect the actual losses incurred for any given claim, including the length of time the claim remains open, fluctuations in healthcare costs, legislative and regulatory developments and judicial developments. Additionally, we may encounter in the future instances of insurance fraud, which could increase our actual insurance-related costs. For any of the foregoing reasons, our actual losses for claims and related expenses may deviate, individually or in the aggregate, from the insurance reserves that may be reflected in our consolidated financial statements in the future. If we determine that our estimated insurance reserves are inadequate, we may be required to increase such reserves at the time of the determination, which could result in an increase to our net loss in the period in which the deficiency is determined and negatively impact our financial condition and results of operations.

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We anticipate that a significant percentage of our bookings would be from trips in Las Vegas, Nevada, our target metropolitan area, and these operations may be negatively affected.

As a result of our planned initial geographic target, our business and financial results are susceptible to economic, social, weather, and regulatory conditions or other circumstances in Las Vegas, NV, our target metropolitan area. An economic downturn, increased competition, or regulatory obstacles in our target metropolitan area would adversely affect our business, financial condition, and operating results to a high degree. In addition, any changes to local laws or regulations within our target metropolitan area that affects our ability to operate or increase our operating expenses in our target market would have an adverse effect on our business. If we are unable or unsuccessful in operating in our target metropolitan area, our Manager may decide to launch in another comparable large metropolitan area.

The impact of economic conditions, including the resulting effect on discretionary consumer spending, may harm our business and operating results.

Our performance is subject to economic conditions and their impact on levels of discretionary consumer spending. Some of the factors that have an impact on discretionary consumer spending include general economic conditions, unemployment, consumer debt, reductions in net worth, residential real estate and mortgage markets, taxation, energy prices, interest rates, consumer confidence, and other macroeconomic factors. Consumer preferences tend to shift to lower-cost alternatives during recessionary periods and other periods in which disposable income is adversely affected. In such circumstances, consumers may choose to use one of our lower price-point products over a higher offering, may choose to forego our offerings for lower-cost personal vehicle or public transportation alternatives, or may reduce total miles traveled as economic activity decreases. Such a shift in consumer behavior may reduce our network liquidity and may harm our business, financial condition, and operating results. Likewise, small businesses that do not have substantial resources, including many of the businesses likely to be in our network, tend to be more adversely affected by poor economic conditions than large businesses. Further, because spending for certain types of businesses, such as entertainment, is generally considered discretionary, any decline in consumer spending may have a disproportionate effect on our offering. If spending at many of the businesses in our network declines, or if a significant number of these businesses go out of business, consumers may be less likely to use our products and offerings, which could harm our business and operating results. Alternatively, if economic conditions improve, it could lead to drivers obtaining additional or alternative opportunities for work, which could negatively impact the number of drivers on our platform, and thereby reduce our network liquidity.

The novel coronavirus (“COVID-19”) pandemic and the impact of actions to mitigate the pandemic may adversely impact our business, financial condition and results of operations.

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. In an attempt to limit the spread of the virus, various governmental restrictions, including the declaration of a federal National Emergency, multiple cities’ and states’ declarations of states of emergency, school and business closings, quarantines, “shelter at home” orders, restrictions on travel, limitations on social or public gatherings, and other social distancing measures may have an adverse impact on our business and operations, including, for example, affecting travel behavior and demand. Furthermore, as a result of the COVID-19 pandemic, many people must work remotely and it is possible that continued widespread remote work arrangements could have a negative impact on our operations, the execution of our business plans, and productivity and availability of key personnel and future employees or contractors necessary to conduct our business, and of third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our future employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in privacy, cybersecurity and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.

Our understanding of applicable privacy, consumer protection and other legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments. In addition, our launch of new, or expanding existing, services, features, or health and safety requirements in response to COVID-19 may heighten other risks. These challenges could result in fines or other enforcement measures that could adversely impact our financial results or operations.

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In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, we do not believe it is possible to predict with precision the pandemic’s cumulative and ultimate impact on our future business operations, liquidity, financial condition, and results of operations. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak and any future “waves” or resurgences of the outbreak, both globally and within the United States, the impact on capital and financial markets, foreign currencies exchange, governmental or regulatory orders that impact our business and whether the impacts may result in permanent changes to our end-users’ behaviors, all of which are highly uncertain and cannot be predicted.

Moreover, even after shelter at home orders and travel advisories are lifted, demand for our offerings may remain weak for a significant length of time. In addition, we cannot predict the impact the COVID-19 pandemic will have on our business partners and third-party vendors, and we may be adversely impacted as a result of the adverse impact our business partners and third-party vendors suffer. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section. The COVID-19 pandemic has also caused significant volatility in financial markets and has raised the prospect of an extended global recession. We anticipate that the economic recession likely to result from the COVID-19 pandemic and related unemployment will substantially weaken demand for certain forms of transportation and, as a result, our revenue may be substantially negatively affected. Any of the foregoing factors, or other cascading effects of the pandemic that are not currently foreseeable, could adversely impact our business, financial performance and condition, and results of operation.

We plan to depend entirely on third-parties to create our stablecoin and settle transactions made with Au Coin, and though stablecoins are relatively safe, blockchain technology and cryptocurrencies or digital tokens are speculative, volatile, and have a high risk of fraud and/or exposure to hacking.

Blockchain technologies are in their infancy stage and unproven and not widely adopted and may never be. Our Company has not determined the type of blockchain technology that it will implement. The types of investments that the Company anticipates making involve an extreme high degree of risk because we will entirely depend on third-parties to create our stablecoin, Au Coin, and to settle transactions made with Au Coin in US dollars. Loss of an investor’s entire investment is possible and there is no guarantee that if either of these third-parties ceased providing services, that we would be able to find service providers to replace them on favorable terms. Loss of any of our platform users’ Au Coins or US dollars may also occur. Many cryptocurrency offerings have been exposed as complete fraud, including pump and dump schemes where investors are left with worthless investments. Moreover, other cryptocurrency investments have been the subject of hacking by criminals where investments were lost without recourse by the investors. Accordingly, you are aware that investing in cryptocurrency or digital tokens and blockchain technology, such as the underlying investment in Relay Management, L.L.C. and its associated token, or Au Coin, is extremely risky and could result in the entire loss of your investment without any fault of the Manager or Relay Management L.L.C.

Risks Related to Regulation

Our success depends on the effects of any reforms or changes in the transportation industry and our ability to achieve and maintain regulatory approvals, and comply with applicable regulations.

With respect to federal, state and local regulations, there is a risk of reforms or changes in the current federal, state and local regulations as it may relate to the operations of the Company in the area of transportation application requirements or regulations, among other regulations. Such changes could have a material adverse effect on the Company and its financial condition. Our application must maintain compliance with the Federal Motor Carrier Safety Administration (“FMCSA”) and similar government authorities in international markets. The Department of Transportation, through the FMCSA, imposes safety and fitness regulations on drivers, including rules that restrict driver hours-of-service. Changes to such hours-of-service rules can negatively impact productivity and affect operations and profitability by reducing the number of hours per day or week drivers may operate and/or disrupting our users’ network. However, in September 2020, the FMCSA finalized a rule to make changes to its hours-of-service rules that allows truck drivers more flexibility with their 30-minute rest break and with dividing their time in the sleeper berth. It extended by two hours the duty time for drivers encountering adverse weather, and extended the shorthaul exemption by lengthening the drivers’ maximum on-duty period from 12 hours to 14 hours. Any future changes to hours-of-service rules could materially adversely affect our results of operations and profitability.

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There are two methods of evaluating the safety and fitness of carriers. The first method is the application of a safety rating that is based on an onsite investigation and affects a carrier’s ability to operate in interstate commerce. In January 2016, the FMCSA published a Notice of Proposed Rulemaking outlining a revised safety rating measurement system, which would replace the current methodology. Under the proposed rule, the current three safety ratings of “satisfactory,” “conditional” and “unsatisfactory” would be replaced with a single safety rating of “unfit,” and a carrier would be deemed fit when no rating was assigned. Moreover, the proposed rules would use roadside inspection data in addition to investigations and onsite reviews to determine a carrier’s safety fitness on a monthly basis. Under the current rules, a safety rating can only be given upon completion of a comprehensive onsite audit or review. Under the proposed rules, a carrier would be evaluated each month and could be given an “unfit” rating if the data collected from roadside inspections, investigations and onsite reviews did not meet certain standards. The proposed rule underwent a public comment period extending into May 2016 and several industry groups and lawmakers have expressed their disagreement with the proposed rule, arguing that it violates the requirements of the Fixing America’s Surface Transportation Act (the “FAST Act”), and that the FMCSA must first finalize its review of the Compliance, Safety, Accountability program (“CSA”) scoring system, described in further detail below. Based on this feedback and other concerns raised by industry stakeholders, in March 2017, the FMCSA withdrew the Notice of Proposed Rulemaking related to the new safety rating system. In its notice of withdrawal, the FMCSA noted that a new rulemaking related to a similar process may be initiated in the future. Therefore, it is uncertain if, when or under what form any such rule could be implemented. The FMCSA also recently indicated its intent to perform a new study on the causation of crashes. Although it remains unclear whether such a study will ultimately be undertaken and completed, the results of such a study could spur further proposed and/or final rules in regards to safety and fitness.

In addition to the safety rating system, the FMCSA has adopted the CSA program as an additional safety enforcement and compliance model that evaluates and ranks fleets on certain safety-related standards. The CSA program analyzes data from roadside inspections, moving violations, crash reports from the last two years and investigation results. The data is organized into seven categories. Carriers are grouped by category with other carriers that have a similar number of safety events (e.g., crashes, inspections or violations) and carriers are ranked and assigned a rating percentile to prioritize them for interventions if they are above a certain threshold. Currently, these scores do not have a direct impact on a carrier’s safety rating. However, the occurrence of unfavorable scores in one or more categories may (i) affect driver recruiting and retention by causing high-quality drivers to seek employment with other carriers that do not use our services, (ii) cause our customers to direct their business away from some of our users and to carriers with higher fleet rankings, (iii) subject our users to an increase in compliance reviews and roadside inspections, (iv) cause our users to incur greater than expected expenses in attempts to improve unfavorable scores or (v) increase our users’ insurance expenses, any of which could adversely affect our results of operations and profitability. Additionally, we plan to apply to and seek approval from the Nevada Transportation Authority, U.S. Department of Transportation, and the international equivalents if we are able to pursue our desire to expand internationally. While we believe we will obtain any such approval or compliance, we cannot make any guarantees.

We are or may become subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition and results of operations.

We are or may become subject to a wide variety of laws in the United States and other jurisdictions. Laws, regulations and standards governing issues such as transportation network companies (TNCs), ridesharing, worker classification, labor and employment, anti-discrimination, payments, gift cards, whistleblowing and worker confidentiality obligations, product liability, personal injury, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and class action waiver provisions, terms of service, mobile application accessibility, money transmittal, and background checks are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies.

If the contractor classification of drivers that use our platform is challenged or if drivers employed by businesses that subscribe to our offerings are reclassified, there may be adverse business, financial, tax, legal and other consequences.

While drivers that will use our platform will be independent contractors or employees of fleets that subscribe to our offerings, we do not know how government agencies will view such users. The tests governing whether a driver is an independent contractor or an employee vary by governing law and are typically highly fact sensitive. Laws and regulations that govern the status and misclassification of independent contractors are subject to changes and divergent interpretations by various authorities, which can create uncertainty and unpredictability for us. We maintain that drivers on our platform are independent contractors or employed by companies that may implement our app to manage their fleets. A determination in, or settlement of, any legal proceeding, whether we are party to such legal proceeding or not, that classifies a driver of a ridesharing platform, if our app is deemed to be a ridesharing platform, as an employee, could harm our business, financial condition and results of operations.

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Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. We collect personal data linked through an API during the sign-up and application process. This creates a contact and confirms the individual’s or institution’s identity. After the contact agrees to our terms of use, they are vetted through a third-party background check. After the contact is approved, the contact will create a custodial account as a client of Relay. This account enables the contact to have funds deposited in the account to purchase stablecoins within the app. Peer-to-peer transaction is available through the system to send and request stablecoins. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including but not limited to the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, the Telephone Consumer Protection Act of 1991, Section 5(c) of the Federal Trade Commission Act, and, effective as of January 1, 2020 the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation.

The regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, utility tokens, security tokens and offerings of digital assets is uncertain, and new regulations or policies may materially adversely affect the development and the value of Au Coin.

Regulation of digital assets, like Au Coin, cryptocurrencies, blockchain technologies and cryptocurrency exchanges, is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them. Regulation also varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may severely impact the permissibility of tokens generally and the technology behind them or the means of transaction or in transferring them. In addition, any violations of laws and regulations relating to the safeguarding of private information in connection with Au Coin could subject us to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could adversely affect the ability of Relay to depend on Au Coin, which could have a material adverse effect on our operations and financial condition. Failure by us to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

Risks Related to Our Intellectual Property

If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures. There is no certainty that our future patent applications will result in the issuance of patents or that our issued patents will be deemed enforceable.

The success of our business depends significantly on our ability to operate without infringing patents and other proprietary rights of others. If the technology that we use infringes a patent held by others, we could be sued for monetary damages by the patent holder or its licensee, or we could be prevented from continuing research, development, and commercialization of our app or future offerings that rely on that technology, unless we are able to obtain a license to use the patent. The cost and availability of a license to a patent cannot be predicted, and the likelihood of obtaining a license at an acceptable cost would be lower if the patent holder or any of its licensees is using the patent to develop or market an app with which our app would compete. If we could not obtain a necessary license, we would need to develop or obtain rights to alternative technologies, which could prove costly and could cause delays in app development, or we could be forced to discontinue the development or marketing of our app that was developed using the technology covered by the patent.

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We plan to file and prosecute patent applications covering the products and technology that we commercialize. However, there is no assurance that any patent applications that we may file in the future in the United States or abroad, will result in the issuance of patents. Our success will depend in part on our ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries. If we are unsuccessful in obtaining and enforcing patents, our competitors could use our technology and create apps that compete with our app, without paying license fees or royalties to us. Certain Supreme Court decisions may adversely impact our ability to obtain strong patent protection for some or all of our app and associated algorithms.

We might not be able to obtain any patents issued by the USPTO, and any patents that we do obtain might not be comprehensive enough to provide us with meaningful patent protection. There will always be a risk that our competitors might be able to successfully challenge the validity or enforceability of any patent issued to us in the future. Moreover, we plan on submitting a process patent and our current trademark only pertains to “track the arrival of customers to venues and facilitate the payment of commissions; software for businesses to track the arrival of customers to venues and facilitate the payment of commissions.” We do not have a patent for Relay Freight and may not be able to obtain one.

We plan to file and prosecute patent applications covering the products and technology that we commercialize. However, there is no assurance that any patent applications that we may file in the future in the United States or abroad, will result in the issuance of patents. Our success will depend in part on our ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries. If we are unsuccessful in obtaining and enforcing patents, our competitors could use our technology and create apps that compete with our app, without paying license fees or royalties to us. Certain Supreme Court decisions may adversely impact our ability to obtain strong patent protection for some or all of our app and associated algorithms.

Risks Related to Our Dependence on Commercial Third Parties

We rely on a single third-party background check provider to screen potential drivers, and if such provider fails to provide accurate information or we do not maintain our business relationship with them, our business, financial condition and results of operations could be adversely affected.

We rely on a single third-party background check provider to screen the records of potential drivers to help identify those that are not qualified to utilize our platform pursuant to applicable law, fleets that use our app, or our internal standards, and our business may be adversely affected to the extent such provider does not meet its contractual obligations, our expectations or the requirements of applicable law or regulations. If our third-party background check provider terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may need to find an alternate provider, and may not be able to secure similar terms or replace such partners in an acceptable timeframe. If we cannot find alternate third-party background check providers on terms acceptable to us, we may not be able to timely onboard potential drivers, and as a result, our platform may be less attractive to qualified drivers. We are also subject to a number of laws and regulations applicable to background checks for potential and existing drivers on our platform. For example, the California Public Utilities Commission recently updated its background check requirements, creating stricter and more robust protocols for TNC drivers. If we fail to comply with applicable laws, rules and legislation, our reputation, business, financial condition and results of operations could be adversely affected. Any negative publicity related to our third-party background check provider, including publicity related to safety incidents or data security breaches, could adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.

We rely on third parties maintaining open marketplaces to distribute our platform and to provide the software we use in certain of our products and offerings. If such third parties interfere with the distribution of our products or offerings or with our use of such software, our business would be adversely affected.

Our platform relies on third parties maintaining open marketplaces, including the Apple App Store and Google Play, which make applications available for download. We cannot assure you that the marketplaces through which we distribute our platform will maintain their current structures or that such marketplaces will not charge us fees to list our applications for download. We rely upon certain third parties to provide software for our products and offerings, including Google Maps for the mapping function that is critical to the functionality of our platform. We do not believe that an alternative mapping solution exists that can provide the functionality that we will require to offer our platform in all of the markets in which we intend to operate. We will not control all mapping functions employed by our platform or drivers using our platform, and it is possible that such mapping functions may not be reliable. If such third parties cease to provide access to the third-party software that qualified drivers, businesses and promoters use, do not provide access to such software on terms that we believe to be attractive or reasonable, or do not provide us with the most current version of such software, we may be required to seek comparable software from other sources, which may be more expensive or inferior, or may not be available at all, any of which would adversely affect our business.

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We plan to rely on a small number of third-party service providers to host a significant portion of our platform, and any interruptions or delays in services from these third parties could impair the delivery of our products and offerings and harm our business.

We plan to use a combination of third-party cloud computing services and co-located data centers in the United States and abroad. We do not control the physical operation of any of the co-located data centers we plan to use or the operations of our third-party service providers, such as Amazon Web Services. Our account with Amazon Web Services is on hold, and while we desire to use Amazon Web Services as a service provider, there is no guarantee that we will do so, and we may use an alternative comparable service provider instead. These third-party operations and co-located data centers may experience break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, and other misconduct. These facilities may also be vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, and similar events. Our systems do not provide complete redundancy of data storage or processing, and as a result, the occurrence of any such event, a decision by our third-party service providers to close co-located data centers without adequate notice, or other unanticipated problems may result in our inability to serve data reliably or require us to migrate our data to either a new on-premise data center or cloud computing service. This could be time consuming and costly and may result in the loss of data, any of which could significantly interrupt the provision of our products and offerings and harm our reputation and brand. We may not be able to easily switch to another cloud or data center provider in the event of any disruptions or interference to the services we use, and even if we do, other cloud and data center providers are subject to the same risks.

Additionally, our co-located data center facility agreements may be of limited durations, and our co-located data center facilities may have no obligation to renew their agreements with us on commercially reasonable terms or at all. If we are unable to renew our agreements with these facilities on commercially reasonable terms, we may experience delays in the provision of our offerings until an agreement with another co-located data center is arranged. Interruptions in the delivery of our offerings may reduce our revenue, cause drivers and carriers to stop offering their services through our platform, and reduce use of our platform by consumers and shippers. Our business and operating results may be harmed if future drivers, consumers, shippers, and carriers believe our platform is unreliable. In addition, if we are unable to scale our data storage and computational capacity sufficiently or on commercially reasonable terms, our ability to innovate and introduce new products on our platform may be delayed or compromised, which would have an adverse effect on our growth and business.

Certain jurisdictions in which we may do business may not provide the same level of legal protections and enforcement of contract and intellectual property rights to which investors are accustomed in the United States.

We may do business internationally such as in Sweden or Bulgaria, however, we have not taken any steps to do so and there is no guarantee that we will be able to do business internationally. In order to do business in these countries, we will be required to comply with the laws of those countries. Doing business in such foreign jurisdictions also entails political risk over which we have no control and for which we are unable to obtain insurance on acceptable terms. These countries also have different judicial systems, which may not provide the same level of legal protections and enforcement of contract and intellectual property rights to which investors are accustomed in the United States. If we expand internationally, we can provide no assurance that the applicable laws of such foreign jurisdictions will not be changed in ways unfavorable to us, or that applicable laws will be adequately enforced in order to provide the same levels of protection accorded to us in the U.S.

Any future international expansion strategy will subject us to additional costs and risks and our plans may not be successful.

Operating outside of the United States may require significant management attention to oversee operations over a broad geographic area with varying cultural norms and customs, in addition to placing strain on our intended finance, analytics, compliance, legal, engineering and operations teams. We may incur significant operating expenses and may not be successful in our international expansion for a variety of reasons, including:

●	recruiting and retaining talented and capable employees in foreign countries and maintaining our company culture across all of our offices;

●	competition from local incumbents that better understand the local market, may market and operate more effectively and may enjoy greater local affinity or awareness;

●	differing demand dynamics, which may make our offerings less successful;

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●	complying with varying laws and regulatory standards, including with respect to data privacy, tax and local regulatory restrictions;

●	obtaining any required government approvals, licenses or other authorizations;

●	varying levels of internet and mobile technology adoption and infrastructure;

●	operating in jurisdictions that do not protect intellectual property rights to the same extent as the United States;

●	currency exchange restrictions or costs and exchange rate fluctuations; and

●	limitations on the repatriation and investment of funds as well as foreign currency exchange restrictions.

We have no experience in operating our business internationally which increases the risk that any potential future expansion efforts that we may undertake may not be successful. If we invest substantial time and resources to expand our operations internationally and are unable to manage these risks effectively, our business, financial condition and results of operations could be adversely affected. In addition, international expansion may increase our risks in complying with various laws and standards, including with respect to anti-corruption, anti-bribery, export controls and trade and economic sanctions.

Risks Related to Ownership of our Preferred Units

This Offering is being made on a “best efforts” basis and we may not sell any or all of the securities offered.

This Offering is being made on a “best efforts” basis. No commitment exists by anyone to purchase all or any part of the Preferred Units being offered hereby. The Manager agrees to use its best efforts to offer the Preferred Units to the public. This is contrasted to a “firm commitment” offering in which an underwriter purchases the issuer’s securities offered for their own account, at a discount from the public offering price, and thereafter resells them to the public. See “Plan of Distribution”.

No market studies have been or will be performed regarding the offer and sale of Units.

Our Manager has independently determined all aspects of the Offering. No market studies have been or will be performed regarding the offer and sale of Units. The Company may be unable to sell a sufficient portion of Units to facilitate its successful operation. Even if the Company sells the maximum offering amount, it may nonetheless fail to ever become profitable.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. These reporting requirements are less rigorous than for “emerging growth companies” under the Exchange Act and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Securities Exchange Act of 1934 (“Exchange Act”). The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

We may become subject to reporting and other requirements of the Exchange Act which would cause us to incur substantial additional costs as a reporting company. Avoiding such requirements will cause limitations on transferability of our Preferred Units and may not be in the best interest of investors.

Notwithstanding that we are not registering the Preferred Units for issuance under the Securities Act of 1933, we may, nonetheless, become subject to obligations under the Exchange Act. These obligations would include filing annual, periodic and other current event reports under the Securities Exchange Act, including Forms 10-K, 10-Q, and 8-K. Additionally, we would be required to solicit proxies for our membership meetings in compliance with the rules of the Commission including delivery of proxy statements. We would be subject to substantial additional obligations pursuant to the Sarbanes-Oxley Act and would be subject to numerous other requirements. Such requirements are designed to provide investors with information and to otherwise help protect investors’ interests. We have elected to attempt to avoid registration under such acts because we believe the costs of complying with those requirements would outweigh the benefit to investors of such compliance. If we were to have 2000 members or 500 members who are unaccredited investors, we will likely be required to register under the Securities Exchange Act of 1934 and incur such costs.

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As a means of avoiding such requirement to register, we intend to take a number of actions including, without limitation, the following: we intend, in determining which subscriptions to accept in this offering, to generally accept subscriptions from investors offering to purchase larger numbers of our Preferred Units in order to minimize the number of investors; we intend to restrict transfer of our Preferred Units to the maximum extent possible; and we will actively consider repurchase of our Preferred Units in the future in order to reduce the number of holders if funds are available.

Even if the Company is successful, investors may not derive a profit from their investment.

Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its endeavors, there can be no assurance that investors will derive a profit from their investment.

Almost all of the financial risk of the Company’s proposed activities will be borne by investors.

The Manager acquired an interest in the Company at a cost substantially less than that which the investors in this Offering will pay for their Preferred Units. However, almost all of the financial risk of the Company’s proposed activities will be borne by the investors who purchase Preferred Units in this Offering, while the Manager and its affiliates stand to realize benefits from significant securities ownership, the payment of a portion of the proceeds in salaries, and other compensation. See sections entitled “Use of Proceeds” and “Conflicts of Interest”.

Our Manager has broad discretion over proceeds raised in this Offering.

We expect to use the net proceeds raised in this Offering as described in our use of proceeds table. However, to accommodate changing circumstances, our Manager may reallocate the net proceeds of this offering among the purposes specified in the section of the Offering Circular captioned “Use of Proceeds.” Accordingly, the Manager will have broad discretion in the application of the net proceeds of this Offering to uses that investors may not deem desirable. There can be no assurance that the net proceeds can or will be invested to yield a significant return. See section entitled “Use of Proceeds”.

Our securities may be traded on the OTC Market with limited volume and liquidity.

The OTC Market is not a stock exchange and has limited quoting requirements for issuers or for the securities traded. Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market and other NMS trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on the OTC Markets. As a result, trades of the Company’s securities on the OTC Markets, if at all, may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities. We may apply to quote the Company’s Preferred Units on the OTC, but there is no guarantee and the Company’s securities will not be eligible for quotation if the Company is not current in the Company’s filings with the Securities and Exchange Commission. Moreover, our Manager has decided to proceed with this Offering as a limited liability company instead of a c-corporation. As a potential OTC company, the Company is required to remain current in the Company’s filings with the SEC for Preferred Units to be eligible for quotation over-the-counter. In the event that the Company becomes delinquent in the Company’s required filings with the SEC, quotation of the Company’s Preferred Units may be terminated following a grace period if the Company does not make the Company’s required filing during that time. If the Company’s Preferred Units are not eligible for quotation on the over-the-counter bulletin board, investors in the Company’s Preferred Units may find it difficult to sell their Preferred Units.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Nevada, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Nevada for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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The offer and sale of Units is subject to an arbitrary offering price.

The offering price of Units has been independently determined by the Manager based upon anticipated expenses to be incurred by the Company in respect of the offer and sale of Units hereby. The offering price of Units may not be indicative of the Company’s value, or the present or future value of its assets, although our Manager believes our offering price is supported by the calculations performed internally. No assurance will be or could be given that Units, if resellable or transferable, could be resold or transferred for the price at which they will be offered to prospective purchasers (or for any amount).

There can be no assurance of an initial public offering or any other liquidity event.

An investment in the securities involves a very high degree of business and financial risk that can result in substantial losses. No assurance can be given that an initial public offering or other liquidity event will be consummated or that, if consummated, it would result in increased value of the securities sold in this offering.

Risks Related to Tax Issues

IRS classification of the Company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Nevada limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the Preferred Units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the Preferred Units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus, resulting in double taxation of our earnings and profits. See “Federal Income Tax Consequences of Owning Our Units - Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our Preferred Unit holders.

The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the IRS will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s Preferred Units may result in a tax liability in excess of cash distributions which means you may have to pay income tax on your investment with personal funds.

Investors will be required to pay tax on the portion of our taxable income allocated to them. An investor may be allocated taxable income that will result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay income tax on their allocated share of our taxable income with personal funds.

An IRS audit could result in adjustments to the Company’s allocations of income, gain, loss and deduction causing additional tax liability to our Members.

The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging the Company’s allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

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Our Manager will not obtain an IRS ruling.

The Company will elect to be treated as a partnership for state and federal income tax purposes. After reviewing Nevada state and federal requirements, the Manager has determined not to obtain an IRS ruling as to the tax status of the group.

The Company’s partnership classification could be challenged by the IRS.

The availability of pass-through tax benefits to the Members of investing in the Company depends upon the classification of the Company as a limited liability company taxable as a partnership, rather than as an “association taxable as a corporation” for federal income tax purposes. The IRS may, on audit, determine that for income tax purposes the Company is an association taxable as a corporation, which would result in additional tax liability being imposed on the Company.

Tax liability may exceed cash distributions.

As a result of decisions of the Manager in operating the Company, which may require the suspension of cash distributions due to a need to maintain a higher level of cash reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Member will exceed its cash distribution in that year. As a result, some or all the payment of taxes may be an out-of-pocket expense of the Member. However, the Manager will make its best efforts to limit such exposure to the Preferred Unit holders.

Risk that income tax returns may not be timely prepared.

If the Company is unable to prepare and deliver its federal or state income tax returns in a timely manner, the Members may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the federal and state governments. If the Company is unable to prepare and deliver the federal or state income tax returns at all, the Members may be required to incur additional expenses in employing independent accountants to complete the returns. However, the Manager will make its best efforts to timely prepare the Company’s tax returns in a timely fashion.

DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns.

Immediate Dilution

An early-stage limited liability company typically sells its units or membership interests (or grants options over its units) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their units than the founders or earlier investors, which means that the cash value of your stake is diluted because all the units are worth the same amount, and you paid more than earlier investors for your Preferred Units. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the Offering.

If you invest in our Units, your interest will be diluted to the extent of the difference between the public offering price per Unit and out net tangible book value per Unit after this Offering. Dilution results from the fact that the public offering price per Unit is substantially in excess of the net tangible book value per Unit attributable to the existing unitholders for our presently outstanding Units.

Since inception, through August 2019, the Company has offered, pursuant to federal securities law exemption provided by Regulation D, Rule 506(b), 17 C.F.R., Section 406(b), and sold to certain early investors Common Units in a total aggregate amount of $100,000. The Company has not issued any Preferred Units to date. The Company may pay back loans made by members in the aggregate amount of $25,000 with cash or Preferred Units, upon qualification. The Company has adopted an Equity Incentive Plan. Under such Equity Incentive Plan, certain individuals will have a right to acquire Common Units. No Units have been issued to date under the Equity Incentive Plan.

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Our net tangible book value was approximately $0.00050 per Unit, as of December 31, 2020. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting net intangible assets, deferred tax assets, and prepaid offering expenses from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per unit, after giving effect to the proceeds we will receive from this offering, at a public offering price of $5.00 per unit, and after deducting underwriting discounts and commissions, if any, and estimated offering expenses payable by us.

After giving effect to the sale of $10,000,000 of Units in this Offering at a public offering price of $5.00 per Unit, and after deducting estimated offering expenses payable by us, but without adjusting for any other change in our pro forma net tangible book value subsequent to December 31, 2020, our pro forma net tangible book value would have been $1.563 per Unit. This represents an immediate increase in pro forma net tangible book value of $1.5623 per Unit to our existing unitholders and immediate dilution of $3.44 per Unit to new investors purchasing Units in this Offering.

The following table illustrates such dilution:

Public offering price per Unit	$5.00
Net tangible book value per Unit at December 31, 2020	$0.00050
Pro forma as adjusted net tangible book value per Unit after this offering	$1.563
Increase in net tangible book value per Unit to existing unitholders	$1.5623
Dilution in net tangible book value per Unit to new investors	$3.44

600,000 Common Units are issuable upon the exercise of Award Agreements, though no such agreements have been entered into as of the date of this Offering Circular. The Company has issued 4,400,000 million of a total of 10,000,000 million authorized Common Units. The Company may decide to issue Preferred Units to pay off loans made by two members in the total amount of $25,000. Please see “Related Party Transactions.” Moreover, the table above does not take into account the commission that will be paid to the Dalmore Group of 1% of the aggregate amount raised by the Dalmore Group.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by our company. The investor’s stake in our company could be diluted due to our issuing additional units. In other words, when we issue more units, the percentage of our company that you own will go down, even though the value of our company may go up. You will own a smaller piece of a larger company. This increase in number of units outstanding could result from a unit offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), or employees exercising awards, among other things.

If we decide to issue more units, an investor could experience value dilution, with each unit being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per unit (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).The type of dilution that hurts early-stage investors most occurs when a company sells more units in a “down round,” meaning at a lower valuation than in earlier offerings.

If you are making an investment expecting to own a certain percentage of our company or expecting each unit to hold a certain amount of value, it’s important to realize how the value of those units can decrease by actions taken by us. Dilution can make drastic changes to the value of each unit, ownership percentage, voting control, and earnings per unit.

PLAN OF DISTRIBUTION

Offers and sales of the Units will be made on a best-efforts basis by our Chief Executive Officer, Stanley K. Chomer, who will not receive any commissions or other remunerations for his efforts. The Offering price for our Units was determined by our CEO. There is no minimum amount that the Company must raise through the offer and sale of Units hereby before it may use the proceeds thereof. The Company will have immediate access to the proceeds of any purchaser. A purchaser will not be entitled to a return of funds in the event that not all Units offered hereby are sold. The offer and sale of Units hereby will close on the earlier of (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this Offering has been qualified by the SEC, or (3) the date on which this Offering is earlier terminated by us in our sole discretion. The Company has engaged Dalmore Group, LLC as its broker/dealer of record. Dalmore Group, LLC is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. As of the time of filing of this Offering Circular, the Dalmore Group has not sold any of the Company’s securities.

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Only prospective purchasers residing in jurisdictions where the offer and sale of Units are registered and who meet any state-specific investor suitability standards will be allowed to purchase Units. In order to subscribe to purchase Units, a prospective purchaser must follow the procedures for subscribing described below.

The Company reserves the right to reject any investor’s purchase of Units in whole or in part for any reason. If the offer and sale of Units terminates or if any prospective purchaser is rejected, all funds received from prospective purchasers for whom the offer and sale of Units has not closed will be immediately returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the offer and sale of Units. These materials may include public advertisements and audio-visual materials authorized by the Company. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to Units, such materials will not give a complete understanding of the offer and sale of Units hereby or the Company, and are not to be considered part of this Offering Circular. The offer and sale of Units is made only by means of this Offering Circular and prospective purchasers must read and rely on the information provided in this Offering Circular in connection with their decision to invest in Units. Any potential investor will have ample time to review all of the Offering Documents and subscription agreement, along with their counsel, prior to making any final investment decision.

Special considerations apply when contemplating the purchase of Units on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of Units on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law.

We expect to commence the sale of our Units on the next calendar date following the date on which the offering statement, of which this Offering Circular is a part, is declared qualified by the Commission. The Company has engaged Issuance to provide certain technology and administrative services in connection with the Offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Other Terms

Dalmore Group, LLC has also agreed to perform the following services in exchange for the compensation discussed above:

•	Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer of the Company;

•	Review each investors subscription agreement to confirm such Investors participation in the offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investors participation;

•	Contact and/or notify the issuer, if needed, to gather additional information or clarification on an investor;

•	Not provide any investment advice nor any investment recommendations to any investor;

•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under this Agreement (e.g. as needed for AML and background checks);

•	Coordinate with third party providers to ensure adequate review and compliance.

In addition to the commission described above, the Company will also pay a one-time advance payment for out-of-pocket expenses of $5,000. The advance payment will cover expenses anticipated to be incurred by the firm such a preparing the FINRA filing, due diligence expenses, working with the Company’s SEC counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the offering. Dalmore Group will refund a portion of the payment related to the advance to the extent it was not used, incurred or provided to the Company.

The Company has also engaged Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Company will pay a one-time Consulting Fee of $20,000 for these services.

Assuming the full amount of the offering is raised, we estimate that the total fees and expenses of the offering payable by the Company to Dalmore Group, LLC will be approximately $100,000 in cash.

Investment Limitations

The maximum investment amount per investor is $2,000,000 (400,000 Preferred Units) and the minimum investment amount per investor is $1,500 (300 Preferred Units). We can waive the minimum and maximum purchase requirements by posting such change to our website or on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

1.	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year.

2.	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Preferred Units (please see below on how to calculate your net worth).

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3.	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer.

4.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Preferred Units, with total assets in excess of $5,000,000.

5.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in the Investment Company Act of 1940, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940.

6.	You are an entity, including an Individual Retirement Account trust, in which each equity owner is an accredited investor.

7.	You are a trust with total assets in excess of $5,000,000, your purchase of Preferred Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Preferred Units.

8.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

9.	You are an entity, of a type not listed in the above paragraphs (4), (5), (6), (7), or (8), not formed for the specific purpose of acquiring the Preferred Units, owning investments in excess of $5,000,000.

10.	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status

11.	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Preferred Units, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

12.	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (11), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (11).

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

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Escrow

We have established an escrow account with Prime Trust, who is acting as the escrow agent, into which subscriptions will be held pending closing. We may hold a series of closings at which we receive the funds from the escrow agent and issue the Units to investors. In the event that closing of this offering does not occur, or an investor’s subscription is rejected, any funds received from such investor will be promptly returned without interest or deduction. In addition, while it is expected that interest will be earned on escrowed funds, any interest earned will not be returned to investors but rather will be paid to the escrow agent to defray the costs of the escrow. See Exhibit 16.2 for fees to be charged by Prime Trust.

Prime Trust is a Nevada registered trust company that offers escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay Prime Trust: (i) a license fee of $2.50 per transaction processed,(ii) $250 for escrow account set up fee, (iii) $25 per month for so long as the Offering is being conducted, but in no event longer than two years ($600 in total fees), (iv) for investments over $2,000, $2 per domestic investor (individual) and $5 per domestic investor (entity) for anti-money laundering check (up to $60 for international investors (individuals) and $75 for international investors (entities)), (v) $3.00 per investor (one-time accounting fee upon receipt of funds), and (vi) any applicable fees for fund transfers (ACH $1, check $10, wire $15 or $35 for international). Our registered transfer agent, VStock, will maintain stockholder information on a book-entry basis.

Blue Sky Law Considerations

The holders of our Units and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our Units. Accordingly, even if we are successful in having the Units available for trading on the OTC Market, investors should consider any secondary market for the Company’s securities to be a limited one. There is no guarantee that our Units will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require Units to be qualified before they can be resold by our unitholders.

Procedures for Subscribing

This offering circular and a subscription agreement will be furnished to prospective investors via download 24 hours per day, 7 days per week at www.relaypoint.io. We may also use one or more posting services, such as Issuance, to host this offering.

If you decide to subscribe for any Units in this offering, you will be able to subscribe using a secure portal as follows:

1.	User Account Creation

a.	User creates a new account and establishes log in credentials for accessing the account at portal.[companywebsite].com

2.	Initial Subscription

a.	User completes an initial subscription to Relay’s offering at portal.[companywebsite].com

i.	Investor type options for subscribing to the offering include: Individual, Joint, Company, Trust, and Self-Directed IRA/401(k)

ii.	Remittance of payment options include Credit Card, Check, ACH, and Wire

b.	Payment processing can take up to 2-3 business days if the subscriber is remitting payment via credit card or ACH

c.	Wire and check remittances require the subscriber send funds by wire or mail a check with the subscription reference number in the wire or check memo; Wire and checks may take longer to process

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d.	If there is a payment failure, subscribers will receive instructions for remitting payment or reprocessing payment through their portal.[companywebsite].com account

3.	Subscriber AML/BSA check

a.	Once funds are received into escrow as payment for any subscription, an AML/BSA check is triggered on each subscriber

b.	Additional documentation may be required from subscribers in order to complete an AML/BSA check and the subscriber will be notified in such instances and provided instructions for furnishing documentation through their portal.[companywebsite].com account

c.	All documentation provided by subscribers must be reviewed and cleared; additional documentation may be requested and in such instances instructions will be provided

4.	Broker-dealer Trade Review

a.	Once the subscriber clears the AML/BSA check, the broker-dealer of record must complete and clear a trade review for each subscription (Relay has not engaged any such broker-dealer at the present time)

5.	Relay Vesting

a.	Once a Trade Review for a subscription is cleared, the subscription is eligible to be accepted formally by Relay. Subscriptions may be accepted individually or in bulk as available

b.	Once a subscription is accepted by Relay, a fully executed version of the Subscription Agreement is delivered to the subscriber by email

c.	Up until the point that a subscription is accepted by Relay, any subscription may be cancelled, voided, and/or refunded at the discretion of Relay.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units in this Offering.

In order to purchase the Units in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering or an accredited investor according to the recently amended SEC rules.

Transfer Agent and Registrar

The company has engaged VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, a registered transfer agent with the SEC, to act as transfer agent and registrar to maintain unitholder information on a book-entry basis.

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Jury Trial Waiver

The subscription agreement that investors will execute when investing in our company provides that subscribers waive the right to a jury trial of any federal securities law claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our form subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Forum Selection Provision

Our Subscription Agreement includes a forum selection provision that requires any claims against the Company based on the Subscription Agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Nevada. This forum may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company.

USE OF PROCEEDS

After deducting estimated expenses of this Offering, we expect net proceeds from this offering of approximately $9,910,000. Our current plan, which is subject to change, is to use the bulk of these net proceeds for some or all of the following tasks and initiatives:

The following table(1) below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Total Before Expenses	2,500,000	5,000,000	7,500,000	10,000,000

Offering Expenses
Legal & Accounting	75,500	75,500	75,500	75,500
Publishing/EDGAR	5,000	5,000	5,000	5,000
Transfer Agent	5,000	5,000	5,000	5,000
Blue Sky Compliance	4,500	4,500	4,500	4,500
Total Offering Expenses	90,000	90,000	90,000	90,000

Amount of Offering Proceeds Available for Use	2,410,000	4,910,000	7,410,000	9,910,000

Expenditures
Staff, Working Capital and General Corporate	1,050,000	2,100,000	3,150,000	4,200,000
Marketing (Online, Offline, Promotion)	450,000	900,000	1,350,000	1,800,000
Professional Services (Seisan, general and IP counsel)	450,000	900,000	1,350,000	1,800,000
Research & Development	325,000	650,000	975,000	1,300,000
Equipment	15,000	30,000	45,000	60,000
Leases	65,000	130,000	195,000	260,000
Amazon Web Services/comparable cloud services	35,000	70,000	105,000	140,000
Other	20,000	40,000	150,000	260,000
Total Expenditures	2,410,000	4,910,000	7,410,000	9,910,000

Net Remaining Proceeds	$0	$0	$0	$0

(1)	The Company has engaged the Dalmore Group as its Broker-Dealer, who will be compensated by a 1.00% fee on the aggregate amount raised by the Dalmore Group, which is not guaranteed. This table does not reflect these fees which may be a maximum of $100,000.

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Pending such uses, we will invest the net proceeds of the offering in short-term, interest-bearing, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the United States.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors, including, without limitation, developments by us and our competitors, the opinions and positions of regulators and authorities in our most important markets, the costs of sales, and marketing and customer acquisition.

Our President and Manager, Stanley Chomer, our Chief Technology Officer, Charles Durham and our Creative Director, Ruben Espinoza, will begin to receive compensation from the $4,842,700 of working capital and other general corporate purposes as indicated below. Our Manager’s salary will be $180,000 per year. The Company does not anticipate that it will materially change the use of proceeds in the event that not all Units are sold. The Company reserves the right to change the use of proceeds as the Manager determines to be in the best interests of the company. Our goal is to repurchase Common Units from our initial four founders to return to treasury in an estimated total amount of $1,150,000.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our Manager will retain broad discretion over the allocation of the net proceeds from this offering. See also “Risk Factors” because we have broad discretion in the use of proceeds.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DESCRIPTION OF BUSINESS

Overview

Relay Point™ is a business-to-business (B2B) on-demand transportation and financial services network with the core mission of improving businesses by providing tools that assist in managing, maintaining and promoting businesses. We believe these tools will substantially improve access to for-hire passenger and freight transportation businesses through Relay’s Affiliated Marketing Network (“affiliates”) which will increase traffic and safe arrivals of customers and goods. Affiliates are either a person or company referring in exchange for a commission. Our easy-to-use mobile interface will help businesses quickly manage and control loads, rides or customers’ arrivals, monitor internal transportation dispatches, and complete financial transactions.

Our research shows that we are the first to create business tools to facilitate a safe, secure transaction for delivery of goods or customers to a business or event, where all users within the network are vetted through third-party background and compliance checks. Our Relay Point™ app completed its beta testing phase in Las Vegas in December 2019 and can be accessed on both Android and Apple devices.

Our Advisory Board consists of members of Prime Trust, a charter trust and financial institution developing innovative proprietary technologies, giving us an ability to execute all aspects of digital banking of today and the future. Prime Trust limits our risk in the digital banking sector as they handle all aspects of vetting, compliance and settlements

We intend to enter into a license agreement with Au Coin, a separate related company, to give Relay access to the technology and compliance to use stablecoins and other financial products offered by Prime Trust, a leader in Fintech industry. This allows Relay to streamline its Know-Your-Customer (“KYC”) or Anti-Money Laundering (“AML”) process and digital banking to mitigate risk within the application.

The Manager

The Company will be managed by Stanley K. Chomer. The contact information of the Manager is 455 E. Pebble Road, Las Vegas, NV 89123, phone (702) 748-7774, email stan@relaypoint.io.

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Our Services

Relay Point™

Relay Point™ is a mobile app which bridges the gap of safety and compliance by solving several problems.

First, Relay has put tools in the hands of regulated drivers, transportation companies, businesses, and affiliates to help abide with state and federal compliance. Drivers are provided tools to manage their personal profile and transportation records such as drops, logs, payments, history and regulated documents, in Relay Point™. Extended management features for transportation allows companies the ability to manage and maintain drivers and fleets.

Second, with Relay’s Affiliate Marketing Network, promoters are provided unique tools to manage and operate their independent promotion companies and teams which gives Relay Point™ a boost in lead generation, creating a growing marketing potential for businesses.

Third, businesses are provided premium featured tools to manage operations in the Relay Point™ for business such as in-house, fleet management, promotions, lead generation, payouts, and IRS 1099 Federal documents. Our app can be used throughout the United States and we plan on initially launching in Nevada. Relay Point™ plans to work with a stablecoin, Au Coin, which our Manager is affiliated with. Please refer to Exhibit C illustrating Stable Coin Solution Workflow.

Relay Point™ provides automated KYC/AML compliance and helps to reduce risk.

●	Risk Reduction: Our app helps ensure that customers are verifiable, provides source of funds checks which helps reduce overall risk of fraud between onboarding drivers, businesses and promoters,

●	Automated KYC Compliance: For U.S. Natural Persons, our app performs automated identity and documentation verification checks. For Non-U.S. Natural Persons, our app conducts documentation review and verification (for example, check of government-issued ID and address verification) through the application by capturing a copy of a user’s ID and contact information. Passport validation occurs via a third party. For Institutions, our app conducts documentation review and verification through a manual check of company documents and address verification. Jurisdiction of incorporation verification and individual beneficial owners of institutions are subject to all KYC or Customer Identification Program (CIP) requirements.

Relay Point™ uses blockchain technology.

Drivers, businesses and promoters are linked together into a system where smart contracts are used (tickets, promotions, contracts and bill of ladings) at transaction points within the relay system. The smart contract specifies details of the ride or load, such as the payout amount which is created prior to dispatch. When the task has been executed, the payout will transact automatically through the system using stablecoins for the exchange. All of this is executed onto a shared distributed ledger within the app and is managed by Relay Management System, the Web version of our app. Three critical elements of our blockchain technology are:

●	Smart Contracts: Approval and clearance become quicker and more efficient, reducing processing time for customers and/or goods. Customers are tracked in Relay Point™ and goods are tracked in Relay Freight.

●	Tokenization Eco System: A smart contract is created and tokenized onto the blockchain. This system solves many problems such as verification of funds, security of payment, built-in escrow system and transparency within the distributed ledger. The check points within the app by specific users confirms the number of customers, time of arrival, type of customer (general admission, VIP), type of promotion purchased and time of payment. The system allows a business to deposit stablecoins into escrow so when a driver completes the promotion (job) and is confirmed by business, funds will transfer from escrow to driver account for payment and/or promoter for commission in real-time, which guarantees payment based on the contract. This process is similar in the freight system.

●	Stablecoin: The medium of exchange for payment and/or escrow between all users vetted in the system. This tokenization eco system solves the no-currency exchanges of fiat conversion from one denomination to another, making it globally accessible. An account created by a contact allows funds to be deposited into the account to purchase stablecoins within the app. Peer-to-peer transaction is available through the system to send and request stablecoins. After a smart contract is executed and all parties are paid by stablecoin, then exchange conversion allows a user to convert currency out of the system. Users can also deposit stablecoins into escrow.

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Relay Point™ and Relay Freight are transportation applications using smart contracts onto blockchain technology for ‘for-hire passengers’ or ‘goods and services’ within a B2B and financial services network. Relay Freight is an application still in the early development phase.

The Ethereum Blockchain is a global, open-source platform for decentralized applications and is the world’s programmable blockchain (www.ethereum.org.). Ethereum was founded by Russian-Canadian Vitalik Buterin and is one of the most mature blockchain platforms today. Known for its robust smart contracting functionality and flexibility, Ethereum has developed a large online community and provides frequent product updates and enhancements.

Smart Contracts are self-executing contracts with the terms of agreement predefined between users and/or buyers and sellers directly written in code and executed onto the blockchain. This protocol is the main competitive advantage of the Ethereum Network. The Ethereum network using smart contract protocols will ensure transactions, peer-to-peer, censorship-resistant, privacy and commerce guarantees creating a trust consensus independently for a more efficient solution to transact within the transportation industry. While our Company has not determined the type of blockchain technology that it will implement, we plan to rely on experts to make that determination. Please see Exhibit 16.3 entitled “Summary of Features of Top 5 Blockchain Platforms for Enterprises.”

Our proposed monthly pricing for Relay Point™ is as follows:

Retail Business Package Options	Rate
Free Sign Up	$0
Package 1	$500
Package 2	$1,500
Package 3	$2,500

For-Hire Passenger Transportation Companies	Rate
Basic Software Package	$59
Premium Software Package	$99
State Compliance Vehicle Rate	$20
Federal Compliance Vehicle Rate	$40
Business Credit Card Processing	3.5%

Relay Management System (RMS)

Relay Point™ has created a web-based management system which may be accessed via the internet, or Relay Management System (RMS), as a centralized hub for all settings, tools, and functions, which will become a vital resource for businesses, their internal dispatches and marketing teams. RMS is still in the design phase. RMS presently works on tablets and laptops, and will be functional on mobile devices in the future, which may provide internal teams of businesses with all the necessary tools to help monitor and expand business. Businesses can apply specials, alerts and promotions in real-time to Relay’s Affiliated Marketing Network, creating a significant increase in potential traffic to businesses. Drivers and transportation companies can manage vehicles, fleet history, payroll, ride logs, fuel logs, and maintenance checks within the RMS, helping businesses maintain compliance in critical ways. Promoters benefit from receiving alerts, deals and specials which can be shared with customers in real-time, thus increasing the opportunity for sales, as well as the necessary tools to maintain state compliance in their independent businesses.

Relay Freight

Relay Freight, currently in its design phase, is a mobile app that will use Relay Point™ proprietary technology and processes to manage transportation companies’ safety and compliance which are regulated by state and federal agencies, specifically transportation categorized as freight.

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First, drivers are provided with tools to manage their personal profile and transportation records such as drops, logs, pay, history and regulated documents, all within the Relay Freight app/portal/platform/dashboard. Extended management features for transportation allow companies the ability to track loads, manage and maintain drivers and fleets.

Second, Relay’s Affiliate Marketing (RAM) Network provides promoters with unique tools to manage and operate their independent promotion companies and teams which gives Relay Freight a boost in lead generation, creating a growing marketing potential.

Third, businesses are provided a web-based management system, the RMS, a centralized hub for all settings, tools, and functions, with premium featured tools to manage operations in Relay Freight for business such as in-house fleet management, promotions, lead generation, payouts, and IRS 1099 Federal documents.

Our proposed monthly pricing for Relay Freight is as follows:

Freight Business Package Options (Shippers)	Rate
Free Sign Up	$0
Package 1	$500
Package 2	$1,500
Package 3	$2,500

Freight Transportation Companies	Rate
Basic Package	$59
Premium Package	$99
State Compliance Vehicle Rate	$20
Federal Compliance Vehicle Rate	$40
Freight Credit Card Processing	3.5%

Our Commercial Approach

Our commercial approach is to create a transportation and financial ecosystem which is built on a secure platform which allows companies to easily comply with regulations and create a B2B network consisting of drivers, business, and affiliates. Our proprietary platform provides trust between users and customers with the benefit, protection, and transparency needed in this industry. With our innovative approach, millions of drivers, businesses and promoters in the U.S. and eventually worldwide can quickly adopt and implement our tools through our app, generating revenue and permitting us to scale. There is no other company which offers a proprietary network of this kind in the current transportation, financial and business market.

Relay Point™ provides drivers, businesses, and affiliates an opportunity to acquire targeted customers and increase revenue based on the network providing higher conversion. We have obtained a trademark for Relay Point™ and plan on submitting a process patent. See Risk Factor related to our patents on page 20. Beta testing started in July 2019 in Las Vegas, Nevada. During July, August and September 2019, we were successful in adoption by all users, resolving server and software bugs and conducting speed testing. Beta testing was completed in December 2019. We signed approximately 500 drivers with no promotion at one location over a 3-month period. Beta testing did not include use of stablecoin digital currency or the vetting process.

Our Growth Strategy

We plan to become a leading transportation services company by pursuing the following growth strategies:

●	Scaling through partnerships with businesses, affiliates and promoters. Our Relay Point™ app together with Relay Management System is designed to manage all operational activities and create an online network consisting of drivers, businesses, and Relay’s Affiliated Marketing Network (promoter). Our innovative technology will create an ecosystem and position Relay Point to scale in the United States and worldwide.

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●	Marketing our Relay Point™ app to customers and businesses of all sizes. Our market research suggests that a substantial and growing segment of this market is willing to pay a small transaction fee to ensure safety, recruit customers and settle transactions fast.

●	Recruit and retain quality drivers. Drivers are managed by the app which also keeps drivers informed, aware and compliant. Additional regulations and notifications within the app will keep drivers up to date in real time. Driver referral programs help attain and retain drivers because they are incentivized by financial rewards and informed of new driver qualifications.

●	Integrate industry-best practices. We plan to align our systems to the regulations of State and Federal authorities and become the leader in solving the problems of security and compliance.

Our Markets & Unique Technical Approach for Addressing those Markets

The current for-hire passenger and freight transportation application markets are hyper focused on “getting you there” or “getting it there” with minimal focus on the transparency and security of the “who,” “it,” or “where.” In fact, while these markets are essential, state and federal agencies regulating these markets lack transparency and make compliance difficult. Due to the absence of a comprehensive vetting process, the security and safety of the financial transaction may be questionable, leaving the potential for errors without any guarantee of the transaction security. For these reasons, there are numerous crimes that may occur, and safety is often compromised.

Using our Relay Point™ app, this failed approach will be significantly safer and more efficient. Our onboarding and vetting system protect the identity of users while providing transparency within the Relay Point ecosystem. Our proprietary Relay Point financial services network will handle payments and commissions by digital tokens representing U.S. dollar fiat-backed stablecoin cryptocurrency (“stablecoin digital currency”). Our network consists of three profiles (Driver, Business, and Promoter) which are linked together to help businesses or promoters acquire customers and deliver goods to their door by running promotions, that will facilitate both payments to drivers, and commissions to promoters.

Since COVID-19, there has been an almost 50% increase of global consumers using digital payments (Business Wire, June 2020). Contactless payment solutions have changed the landscape of behaviors for consumers and businesses. Relay Point™ provides the solution by using stablecoin digital currency to create stability for merchants and reduce the risk of chargebacks. Our network aligns with the current trends created by COVID-19 using contactless payments and real-time tracking within system checkpoints between all users.

In short, our unique approach includes several elements. First, the Relay Point platform including the Relay Point™ app and Relay Management System is a groundbreaking, innovative proprietary system that provides an easy-to-use mobile application tool kit that creates an online network consisting of Drivers, Businesses, and Promoters (Relay’s Affiliated Marketing Network) to manage all operational activities within the secure stablecoin environment. In addition, our platform has an automated KYC/AML and built-in blockchain technology which provides security and payment guarantee. Lastly, the Relay Point™ network allows businesses and users to manage financial transactions, work logs, history and provide marketing ad prospect tools in an easily accessible and secure environment~~.~~ Currently there is no other company that utilizes this type of proprietary network in the current transportation markets.

Trends

Our core solution focuses on the transportation market, which is large and growing. According to Grand View Research, the global on-demand transportation market size was valued at USD 75.0 Billion in 2017 and anticipated to expand at CAGR of 19.8% from 2018 to 2025. According to the U.S. Department of Transportation 2018, transportation is 9% of the GDP in a $20 trillion US Economy. See https://www.bts.dot.gov/newsroom/transportation-statistics-annual-report-2018. In 2018, $2.7 billion was invested into transportation – either in venture capital or mergers and acquisitions –$1.3 billion in 2017 and up from $849 million in 2016. See Exhibit 16.4, U.S. Department of Transportation, Transportation Statistics Annual Report.

One of the most interesting freight technology statistics is that the total amount of investment during the first quarter - $1.6 billion – is greater than the full year 2017 record of $1.3 billion and more than half of the $2.9 billion in venture capital invested for the full year 2018. We believe the trend towards contactless payment will enable and encourage adoption of our app.

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Our Competition

Due to the substantial needs in the U.S. and worldwide, many drivers, businesses and promoters are unaware of the significant potential to conduct transportation business safer and faster, which we believe is currently only possible with Relay Point™. Generally, transportation is a highly competitive marketplace, with thousands of companies competing domestically and internationally. We plan to compete on reliability, efficiency, simplicity, technological capabilities and price. Currently there are no specific competitors locally, nationally and internationally that offer the innovative platform we provide. There are companies that provide a portion of the services we offer but without the ecosystem that Relay offers.

Our Relay Point™ app works in conjunction with personal vehicle ownership and usage and traditional transportation services, including taxicab companies and taxi-hailing services, and livery services. In addition, public transportation may be a superior substitute to our offerings and in many cases, offers a faster and lower-cost travel option in many cities. We also may compete with other ridesharing companies for drivers and riders including Lyft, OLA, Didi, Bolt, and Uber. For example, a rider may choose to ride with a business whose drivers subscribe to the Relay app, and a ridesharing driver working on a competitive app may decide to work for a business that subscribes to the Relay app, if such a business determines that such driver is qualified.

Our Relay Freight app plans to compete with global and North American freight brokers such as C.H. Robinson, Total Quality Logistics, Convoy, Coyote, Transfix, DHL, Uber Freight, and NEXT Trucking. However, none of the competitors listed are direct competitors because they do not offer digital infrastructure platforms utilizing blockchain technology.

Currently there are no products in the marketplace that compete with our Relay Point™ app, RAM Network or RMS and we are unaware of any companies in production, though there may be emerging companies seeking to enter the market. While there are other companies that connect driver and business networks, only Relay provides a platform that includes Relay’s Affiliate Marketing Network (promoter). In addition, we are unique because we offer vetting through background checks, built-in escrow and features permitting transaction settlement via stablecoins. There are no known apps managing state-related documents for the transportation industry in the state of Nevada or endorsed by the state of Nevada. Our goal is to ultimately be endorsed by the state of Nevada. As the first mover in this unique intersection of industries collecting data from drivers, businesses and promoters, we expect to remain ahead of emerging competitors as we continue to improve our services and offer more products based on feedback from users in our ecosystem.

Our Competitive Advantages

Based on our research and experience in the transportation industry, the following competitive strengths enable us to compete effectively in and capitalize on the growing transportation market.

●	Our Relay Point™ app is a key competitive advantage. Our app provides the security of a stablecoin environment, with an easy-to-use mobile application tool kit that creates an online network of drivers, business, and promoters to manage all operational activities. Our app provides automated KYC and built-in blockchain technology that will increase security and trust. However, we are the only company that is using Prime Trust’s proprietary technology that is leading the way for digital currency and digital banking functions. In contrast, our competition is highly fragmented and does not offer features comparable to those offered by us.

●	Our Relay Point™ app uses blockchain technology. Drivers, businesses and promoters are linked together into a system where smart contracts are used (tickets, promotions, contracts and bill of ladings). These transaction points within the relay system are executed onto a shared distributed ledger. This provides for transparency, accountability, data security and verification within the ecosystem.

Management Experience in Transportation, Design and Technology

Please refer to section entitled “Directors, Officers & Significant Employees” for complete bios of Stanley K. Chomer, President and Manager of Relay, Charles Durham, Chief Technology Officer of Relay, and Ruben Espinoza, Creative Director of Relay.

Advisory Board

Prime Trust is a technology driven trust company. As a charter, regulated financial institution, they are leading the way for companies to create, build and integrate into their proprietary technology in the digital banking industry or Fintech. Prime Trust is a technology-drive trust company that provides financial infrastructure solutions for the leading global exchanges, OTC desks, platforms, broker-dealers, stablecoins, and more. Prime Trust’s stack of APIs and technology solutions help power some of the largest names in the digital asset space – including Binance, Huobi, Bittrex, OKCoin, and many more.

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Kevin Lehtiniitty. Mr. Lehtiniitty, Chief Technology Officer and Co-Founder of Banq, is an advisor overseeing financial infrastructure. Kevin brings decades of new product experience in the tech industry. He started his entrepreneurial career at a young age by founding TINITT, a consulting company that worked on the mobile app strategies for a range of companies from small startups like Handle to Google and other Fortune 500 companies. During his tenure, Kevin became a fellow in the prestigious Kairos Society as well as a member of Peter Thiel’s’ “20 under 20” community. Prior to being CTO and Co-Founder of Banq, Kevin led product at Prime Trust & FundAmerica, a trust company and financial technology firm providing software and back-office services to banks, trust companies, broker-dealers, investment advisers, securities exchanges, SEC registered transfer agents, and direct-to-the-crowd securities issuers. Prior to FundAmerica, Kevin was part of the product management team at Strata Decision Technology, an Inc 5000 company in the healthcare software industry acquired by Roper Industries. In his spare time, Kevin has helped aspiring entrepreneurs by lecturing at Purdue University and the University of Illinois, teaching a version of Stanford’s “How to Start a Startup” course at the University of Illinois, and speaking at TEDx events among other conferences.

Jimmy Bingham. Mr. Bingham is an advisor and Certified Blockchain Professional, with over 35 years of hands-on expertise in growing successful businesses in several sectors. In the real estate industry, he received honors that included Century 21’s prestigious “Centurion Producer Award”. This award is earned by the top 1% of real estate agents in the World. In the fitness industry, Jimmy was on the executive team and a board member of 24 Hour Fitness and LA Fitness. He also directly founded multiple fitness entities, including Athletic Performance Improvement, and Club Fitness. With his ability to thrive in social settings it comes to no one’s surprise that Jimmy also managed to achieve more than his fifteen minutes of fame in the entertainment industry that include modeling and television. Not to stop short in entertainment ventures, Jimmy has also had success in the music industry in the form of songwriting with famous country music group Rascal Flatts and country music artists Chris Cagle and Jake Owen. Fintech is the latest industry Jimmy has entered and is thriving in. An original member of the team at FundAmerica, Prime Trust, and Banq, where Jimmy is SVP of Sales & Business Development. In 2018, Jimmy authored “The Tokenization of Real Estate”, a whitepaper introducing Prime Trust’s TREATS (tokenized real estate asset trusts) Platform, which has since been granted a patent. The TREATS Platform aims to eliminate some of the largest inefficiencies associated with capital raising and investing within the real estate investment trust industry. Jimmy’s passion and unique combination of talents in the real estate, fitness, entertainment, music, internet, and fintech industries give him the ability to understand, manage and innovate business development strategies that achieve key business development goals and revenue growth.

Our Growth Strategy

We strive to be a leading transportation services company by pursuing the following growth strategies:

●	Scaling through partnerships with businesses, affiliates and promoters. Because our Relay Point™ app is designed to manage all operational activities and create an online network consisting of drivers, business, and Relay’s Affiliated Marketing (RAM) Network, we believe we will create an ecosystem and position ourselves to scale in the United States and worldwide.

●	Marketing our Relay Point™ app to customers and businesses of all sizes. Our understanding of the market/market research shows that a substantial and growing segment of this market is willing to pay a small transaction fee to ensure safety, recruit customers and settle transactions quickly.

●	Recruit and retain quality drivers. Drivers are managed by the app that also keeps the driver informed, aware and compliant. Additional regulations and notifications within the app will keep drivers up to date in real time. Driver referral programs help attain and retain drivers and keeps them informed of new driver qualifications.

●	Integrate industry-best practices. We plan to align our systems to the regulations of State and Federal authorities and be the thought leader in solving the problems of security and compliance.

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Recent Developments

This is our first public offering of Preferred Units and our goal is to raise ten million dollars, $10,000,000.

Additional Developments

Various regulatory agencies in the United States and elsewhere continue to examine a wide variety of issues that could impact our business, including accessibility for the disabled, insurance, marketing, privacy, and labor and employment matters. As our business continues to develop and expand, additional rules and regulations may become relevant.

Going Concern

The accompanying financial statements have been prepared assuming our company will continue as a going concern. This assumes continuing operations and the realization of assets and liabilities in the normal course of business. We have incurred losses since our formation. As of December 31, 2020, we have an accumulated deficit of approximately $134,480. We do not expect to have a predictable revenue stream in the near future. In addition, we believe we will continue use funds raised in this offering in our operations. While we have secured capital in the aggregate amount of $100,000 between 2018 and 2019, and continue to place emphasis on securing additional investment, the lack of a proven profitable business strategy that would generate a predicable revenue stream makes it unlikely for our company to continue as a going concern. As a result, we have included a discussion about our ability to continue as a going concern in our financial statements, and our auditors’ reports for the years ended December 31, 2019 and 2020 include an explanatory paragraph about our ability to continue as a “going concern.” If we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

DESCRIPTION OF PROPERTY

The Company does not lease any property at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Overview

Since its formation in 2018, our company has been engaged in research and development with capital raised from our Manager and our Members. We are considered to be a development stage company and our Manager is devoting substantially all his efforts to establishing our business and planned future operations.

Operating Results

From 2019 to present, we have not generated any revenues. We do not expect to generate any revenues until late 2021 or in 2022.Our operating expenses for the year ended December 31, 2019 were $10,178. Our operating expenses for the year ended December 31, 2020 were $50,446. Cash used in operating activities for the year ended December 31, 2019 was $10,178 and $30,321 for the year ended December 31, 2020.

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Liquidity and Capital Resources

We will rely on revenues generated, if any, and equity sales of the Company’s Preferred Units in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any sales of the equity securities or arrange for debt or other financing to fund our business plan.

As we expand our activities, we may, and most likely will, experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through equity offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell stock or obtain loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan. The Company has engaged the Dalmore Group to serve as its sole and exclusive placement agent to assist in the placement of its securities.

Plan of Operations

Upon completion of this Offering, the Company intends to direct funds as described in the Use of Proceeds section. Key milestone projections are as follows:

●	Milestone 1: Staff Internal Developers and Designers by beginning of fourth quarter, 2021.

●	Milestone 2: Staff Office Manager, Sales Department, Customer Support and Field Tech by end of first quarter, 2022, which falls within our first 12-month plan.

●	Milestone 3: Hire CEO, COO, CFO and Marketing Director by end of second quarter, 2022, which falls within our 12-month plan.

●	Milestone 4: Launch Relay Freight in 2023.

Staffing

We intend to immediately start paying salary to Stanley Chomer as President and Manager, Charles Durham, Chief Technology Officer, Ruben Espinoza, Creative Director, Jimmy Bingham as Advisor, and Kevin Lehtiniitty as Advisor.

Research and Development

We plan to enter into a contract with Seisan development for Relay Freight and Support for the complete Relay Management System. We also plan to engage Amazon Web Services immediately.

Purchase of Real Estate

We plan to engage a Real Estate broker to help acquire real estate property for a Las Vegas office location within the first 12 months. We also plan to acquire mortgage financing with a 20% down payment towards a $3,000,00 to $4,000,000 purchase price within the first 12 months.

COVID-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Trends Information

The core elements of our growth strategy include developing a product line with a strong brand awareness. We plan to invest significant resources in product development and marketing, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly marketing costs and research and development of new products. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

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Our Company plans to raise funds from this Offering, to use funds raised to commence operations, and as of the date of this Offering Circular we have not begun selling our product. All our operations to date have been developing our business plan, developing our product line and analysis the specific need of our targeted customers for these products. Accordingly, we have not experienced any recognizable trends in the last fiscal year.

Regulatory Matters

Our products must maintain compliance with the local, state and federal regulators in the transportation industry in the geographic areas we plan to operate in, including but not limited to, the Department of Transportation and the Federal Motor Carrier Safety Administration.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Manager

Our company operates under the direction of our Manager, Stanley K. Chomer, who is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our strategy. Our Manager performs its duties and responsibilities pursuant to the Operating Agreement. Our Manager has established a Board of Managers, consisting of one Manager, and has established an Advisory Board that will advise us on decision-making. Our Manager and our officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow guidelines adopted by our Manager and implement policies set forth in the Operating Agreement unless otherwise modified by our Manager. Our Manager may establish further written policies and will monitor our administrative procedures, operations and performance to ensure that the policies are fulfilled. Our Manager may change our objectives at any time without approval of our interest holders. Our Manager is relying on the track record of its individual officers, directors and advisors.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. However, since are Manger and CEO are both Mr. Chomer, Mr. Chomer has a fiduciary relationship with the Company as CEO. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

The responsibilities of our Manager include the management and operation of our Company, including the responsibility to conduct the day-to-day affairs of our Company. Our Manager is authorized to take the following actions, qualified in its entirety by our Operating Agreement:

●	Selecting, consulting, retaining or dismissing service providers, officers, attorneys, accountants, among others, and the determination of their compensation;

●	Opening any bank, trust, or other deposit accounts and operations thereunder;

●	Borrowing money, obtaining credit, issuing debentures;

●	Making investments in or the acquisition of securities or assets; and

●	The issuance by the Company of additional units or the addition of a new Member.

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Directors, Executive Officers and Key Employees

The following table sets forth the name and position of each of the current executive officers, directors and key employees.

Name	Position	Age	Term of Office	Hours per week for part-time employees
Stanley K. Chomer	Chief Executive Officer, Sole Manager of Board of Managers	48	*	N/A
Charles Durham	Chief Technology Officer	51	**	N/A
Ruben Espinoza	Creative Director	43	**	N/A

*Manager may only be removed by Members owning greater than 85% of the then outstanding Company Membership Interests, only if, simultaneously with such removal, a Successor Manager is elected by the Members owning greater than 85% of the then outstanding Company Membership Interests

** Our two executive officers have not entered into employment agreements with the Company.

Stanley K. Chomer. Mr. Chomer, Founder of Relay Management L.L.C., is a serial entrepreneur who has earned recognition as a sales leader and developed a team leading in residential and commercial real estate funding. Mr. Chomer’s prior success in road transportation, finance and entertainment, combined with his ability to understand both offline and online businesses and technology, has prepared him for his key role in Relay Management L.L.C. Following the real estate downturn in 2007, Mr. Chomer introduced a unique custom coach concept to Las Vegas, the first of its kind marketing coach, Vegas Strip Transportation. As a result of working with both state and federal agencies, this special vehicle was granted the required license and was approved to operate as an interstate carrier. Mr. Chomer’s leadership in navigating the Nevada Transportation Authority caused him to be granted a privileged license as an intrastate carrier as the only known Class A motorhome converted to a bus. In 2012, Mr. Chomer’s designed a Mercedes Benz Sprinter party bus and helped guide the design, procedures and requirements to gain the Nevada Transportation Authority approval. This creation led to the first regulated Mercedes Benz Sprinter bus and has become one of the hottest selling buses in the State of Nevada.

With respect to digital technology, branding, and entertainment, in 2014, Mr. Chomer and Mr. Espinoza worked together in a digital marketing and branding endeavor which set out to create new online platforms and experiences that would leverage user-generated content in fresh and unexpected ways, which played a key part in the front-end design creation of the Relay Point application and continues to do so today. Mr. Chomer was also named marketing director in charge of offline tours, events and new media projects in 2012 by a leading urban market site, World Star Hip Hop. Later, while working with Rising Star Group in 2017 and 2018, Mr. Chomer produced and managed concerts and events for some of the Internet’s biggest names: Migos, Rae Sremmurd, Yandel and Les Twin (winner of NBC’s World of Dance). Presently, Mr. Chomer has devoted a significant amount of his time to refining and developing the prototype app, web platform and marketing strategies for Relay Management. Mr. Chomer secured the help of Prime Trust, a known leader in escrow and blockchain technology as Relay’s technology provider, and Relay’s advisory board includes Kevin Lehtiniitty and Jimmy Bingham. Other software services will be performed by Seisan Consulting, LLC, a software company specializing in back-end development and geospatial technologies led by Charles Durham president/chief technology officer.

Charles Durham: Mr. Durham serves as CTO of Relay and currently serves as President of Seisan Consulting, LLC. Mr. Durham leads, guides, and motivates the Seisan team to push themselves outside of their comfort zones. His underlying understanding and expertise of people and technology allows him to get the most out of Seisan’s team to provide the very best for their future clients. Over the course of his career, Mr. Durham has been at the forefront of implementing cutting-edge technologies for enterprise solutions. From early intranet solutions to internet connected devices (pre-term Internet of Things), Mr. Durham has pushed himself and the team to think outside of the box to solve challenging business problems. Mr. Durham and his wife live in Lititz, PA. Mr. Durham has an active role in the local tech community speaking and demonstrating technology in Robotics, UAV/Drones, along with Augmented and Virtual Reality. Mr. Durham enjoys tinkering with new consumer electronics, robots, and drones. See Exhibits 16.5, 16.6, 16.7 and 16.8 for notable examples of Mr. Durham’s work. Exhibit 16.5 for Asplundh shows GPS data tracking activity, rendering onto maps as a visual digital display for Compliance. Compliance after the fact focus. Exhibit 16.6 for Flagger Force shows GPS mapping, to an order dispatch system for on time arrival. Using dashboard for users. Exhibit 16.7 for Hertz shows Inventory Status based on contract terms. Analyzed GPS tracking to determine probability of on time arrival based on contract. Exhibit 16.8 for Intel shows gamification of users to redeem points, on a system to manage the redemption process.

Ruben Espinoza: Ruben “Skull” Espinoza, Creative Director of Relay, has been creating innovation in areas of television, marketing, social media, and internet for nearly two decades after his completion of studies at Brooks college, before attending Art Center College of Design. Mr. Espinoza began paving his way in 1997 as a core hire at internet start-up HIWIRE, a creator and leader in target ad insertion technology. Mr. Espinoza oversaw the creative Production team as Art Director. In the turn of the internet startups, Mr. Espinoza went to work with the new media leader Dale Herigstad and the h Design team. Mr. Espinoza decided to become an independent creative taking on clients for online solutions such as: LA Auto Show, Robert Kardashian’s Movie Tunes, Color by Deluxe and Spark Studios. Mr. Espinoza was invited to join the core of a new online marketing agency Sparks Studio as its Creative Director. As Creative Director, Mr. Espinoza was given the opportunity to create solutions and establish online marketing with many top tier internet clients such as funny or die, bix –yahoo, then unknown socialite Kim Kardashian, and World Star Hip Hop. Based on the results from Kim Kardashian, and World Star when Sparks decided to its change focus. Mr. Espinoza went on to create a new type of creative agency. Focused on creating innovative brand solutions and social awareness Mr. Espinoza’s client base took off with the majority of Hollywood with notable clients like: LA Lakers – Rick Fox, Metta World Peace, Dancing with the Stars Karina Smirnoff, and countless other TV personalities and musicians.

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Family Relationships

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the SEC, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, no one has received any compensation from the Company. The table below presents the anticipated annual compensation of each of the three highest paid executive officers of the Company for the Company’s first full fiscal year of operation:

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Stanley K. Chomer*	N/A	$0.00	$0.00	$0.00
Charles Durham*	N/A	$0.00	$0.00	$0.00
Ruben Espinoza*	N/A	$0.00	$0.00	$0.00

*After raising at least $1,000,000 from offering proceeds, salaries will be activated for the three management positions listed above: CEO at $200,000 annually, Creative Director at $75,000 annually, and Chief Technology Officer at $100,000 annually.

Employment Agreements

The Company does not currently have any employment agreements in place. We do not have any employees.

Compensation of Manager

Our Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses) and other compensation. Our Manager will receive other fees in connection with this offering, including an additional $180,000 per year for services performed in the capacity of Manager. See sections entitled “Conflicts of Interest” and “Interest of Management and Others in Certain Transactions” for further details.

Our Manager did not receive any compensation in our fiscal year ended December 31, 2019. However, after the Company raises $1,000,000, our Manager will begin to earn $15,000 per month.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Relay Management L.L.C., a Nevada limited liability company, has only four members. Stanley K. Chomer will serve as the Manager of the Company. Common Units have full voting rights. Preferred Units shall have an equity interest and a preferred distribution, however, Preferred Units have limited voting rights and are not entitled to vote at any meeting or on any matter of the Company to be voted on pursuant to the Operating Agreement, unless such holder also owns a Common Membership Interest, or as specifically provided in the Operating Agreement.

Name	Address	Number of Common Units	Percent of Class
Stanley K. Chomer	*	2,530,000	57.5%
Ruben Espinoza	*	1,210,000	27.5%
Eugeni Stoytchev	*	440,000	10%

*The address of each person owning greater than 10% of our Common Units listed in the table above is c/o Relay Management L.L.C., 455 E. Pebble Road, Las Vegas, NV 89123.

The Company has not issued any Preferred Units to date. The Company may pay back loans made by members in the aggregate amount of $25,000 with cash or Preferred Units, upon qualification.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2018 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On December 10, 2018, Stanley Chomer (“Referrer”) and Prime Trust entered into a Revenue Sharing Agreement pursuant to which Stanley Chomer agrees to generate referrals for trust company services. Prime Trust will have a direct customer relationship with all referrals from Referrer. Prime Trust will pay Referrer 50bps (0.50% APR) on the first $10 million of USD assets held in trust for the stablecoin(s) created by or referred by Referrer, and 100 bps (1.00% APR) on amounts above $10 million. Agreement is effective until terminated.

On April 29, 2019, Relay Management and Seisan, a related party, entered into an agreement for Relay IOS development and System Support. This contract has not been executed and pursuant to the contract, “upon completion of the project and Final Payment, all source code will become the property of the Client.” Charles Durham is the President of Seisan.

On October 20, 2018, Stanley Chomer (“Partner”) and Prime Trust, LLC entered into an API Technology Agreement (“API Agreement”) pursuant to which Prime Trust will provide Partner with trust and custodial accounts, escrow services for initial and secondary offerings (and subsequent transactions), transaction engines, funds processing, execution of token purchases and sales for customers, KYC, AML and Bad Actor checks. On June 1, 2021, Stanley Chomer, Au Coin LLC and Prime Trust entered into an Assignment and Assumption Agreement where Stanley Chomer assigned all rights, interests and obligations under the API Agreement to Au Coin LLC.

On March 9, 2021, Stanley Chomer, Owner/CEO of Au Coin LLC and Prime Trust, LLC entered into a Trust Agreement for the benefit of Au Coin token holders. This is where the funds backing the stablecoin are held in trust by a third party, Prime Trust. The funds held in trust are auditable by Au Coin’s third-party auditors for on-demand proof of funds. These funds are held in trust for the backing of the stablecoin and only remitted upon a customer redeeming of the stablecoin; which happens in sequential action of the stablecoin being destroyed and debiting them from Blockchain.

On March 9, 2021, Stanley Chomer, Owner/CEO of Au Coin LLC and Prime Trust, LLC (“Custodian”) entered into a Self-Directed Custodial Account Agreement to establish a Custodial Account for and in the name of Au Coin LLC. The Custodial Account is used for the overall business needs for incoming and outgoing transactions. This account is accessible by the issuer. Au Coin LLC acknowledged and agreed that the custody of digital assets is generally subject to a high degree of risk, including without limitation, the risk of loss due to the blockchain or smart contract defects as well as forks and other events outside Prime Trust’s control. Custodial Property is not insured by the Federal Deposit Insurance Corporation or otherwise insured. Au Coin LLC is advised to obtain a separate insurance policy for Custodial Property. Agreement is effective until terminated. Custodian may resign and be discharged from its duties or obligations by giving ten (10) days’ notice in writing of such resignation to Au Coin LLC specifying a date when such resignation shall take effect and, after the date of such resignation notice, notwithstanding any other provision in the Agreement, Custodian’s sole obligation will be to hold the Custodial Property pending appointment of a successor Custodian.

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CONFLICTS OF INTEREST

The Company and the Manager are subject to various conflicts of interest. The Manager has limited fiduciary obligations to the unitholders, which in general require a duty of loyalty and a duty of due care to the unitholders in managing the property and the affairs of the Company.

The Manager intends to exercise his best business judgment and discretion in resolving any such conflicts which may arise. However, the Manager does not intend necessarily to accord priority to the Company with respect to any other company or entity with which it may be affiliated.

Potential conflicts include, but are not limited to, the following:

Competition by the Company with Other Entities for Time and Services of its Manager

It is contemplated that the Manager, and affiliates may engage in other business activities, investment or ventures, or with others and will devote such time as may be necessary to conduct the business of the Company. The Manager, and affiliates may have conflicts of interest in allocating time, services and functions among the Company and other present and future entities which they and affiliates may organize or be affiliated with, as well as other business ventures in which they are or may be involved. The Manager, and affiliates, may engage for their own account, or for the accounts of others, in other business ventures, related or otherwise, and the Company shall not be entitled to any interest therein.

Receipt of Compensation by the Manager and Members

The compensation described under “Compensation of the Manager” was not determined by arm’s-length negotiations, including the Manager’s right to profits and distributions of the Company, which will result in a direct reduction of the proceeds of this offering available for the Company. In addition, our goal is to repurchase Common Units from our initial four members to return to treasury in and estimated total amount of $1,150,000.

Other Businesses

The Company will rely on the Manager for the operation of the Company. While the Manager will focus primarily on the Company over the Company’s term, the Manager or its affiliates may act as the sponsor of other companies in the future, which companies may invest in businesses similar to those of the Company. The Manager and its affiliates and principals may engage in other business ventures and neither the Company nor any Member shall be entitled to any interest therein. For example, our Manager is the sole Member and Manager of Au Coin LLC. Consequently, the Manager and its principals may have conflicts of interest in allocating management time, services and functions between the Company and such other business interests or ventures.

Transactions with the Manager

The Manager may receive certain fees from the Company regardless of the profitability of the Company. Such fees are not the result of arm’s length negotiations and do not represent fees which would be arrived at were the parties independent. The Manager may provide additional services for the Company from time-to-time, but compensation for such services will not exceed compensation which would be paid to unaffiliated parties for comparable services. See “Compensation of Manager” and “Interest of Management and Others in Certain Transactions.”

Indemnification of Manager

The Operating Agreement provides that the Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of gross negligence, fraud, deceit, reckless or gross misconduct, or a knowing violation of law by the Manager. The Operating Agreement also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any individual or entity made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such individual or entity is or was a Manager, officer, employee or other agent of the Company.

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SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

We are offering Preferred Units in this Offering. The Preferred Units do not convert into Common Units of the Company. We authorized 10,000,000 Common Units, of which 4,400,000 are issued and outstanding. We authorized 5,000,000 Preferred Units, of which, upon completion of this Offering, 2,000,000 will be issued and outstanding. Preferred Units have limited voting rights.

The following is a summary of the rights of our Preferred Units as provided in our Operating Agreement which has been filed as Exhibit 2.2 to the Offering Statement of which this Offering Circular is a part.

For a complete description of Relay’s Preferred Units refer to our Operating Agreement. Defined terms herein shall have the meaning provided in our Operating Agreement, unless otherwise stated.

Preferred Units

Voting Rights. Preferred Membership Interests shall have an equity interest and limited voting rights and are not entitled to vote at any meeting or any matter of our Company to be voted on pursuant to our Operating Agreement, unless such individual also owns a Common Membership Interest. The Preferred Membership Interests shall be represented by Preferred Units.

Conversion Rights. None.

Distributions: Cash available for distribution shall be distributed not less frequently than quarterly, to the extent available, to the Members in proportion to their Membership Interests, first to Preferred Members in proportion to their relative ownership of the issued and outstanding Preferred Membership Interests, and second to Members in proportion to their relative ownership of the issued and outstanding Common Membership Interests.

All Units (Common Units and Preferred Units)

Distributions.

Cash available for distribution is defined as the excess of gross receipts over cash disbursements (excluding distributions to Members), without deduction for depreciation and less a reasonable allowance for cash reserves for anticipated obligations reasonably necessary for the operation of the Company. At such time as the unused balance of any such reserves previously retained out of funds is no longer necessary, the same shall thereupon be deemed cash available for distribution. Cash available for distribution shall be distributed not less frequently than quarterly, to the extent available, to the Members in proportion to their Membership Interests, first to Preferred Members in proportion to their relative ownership of the issued and outstanding Preferred Membership Interests, and second to Members in proportion to their relative ownership of the issued and outstanding Common Membership Interests.

Liquidation Rights.

Any gain or loss on disposition of Company assets in the process of liquidation shall be credited or charged to the Members in the proportions of their interests in Profits or Losses as defined under Article I. Any assets distributed in kind in the liquidation shall be valued and treated as though the assets were sold and the cash proceeds were distributed. The difference between the value of an asset distributed in kind and its book value shall be treated as a gain or loss on sale of the asset and shall be credited or charged to the Members in the proportions of their interests in Profits and Losses as defined under Article I, subject, however, to any allocation of gain or loss which may otherwise be required under the Code.

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Allocations

The Profits and Losses of the Company shall be determined on a tax basis method of accounting using federal tax accounting procedures and allocated among the Members, subject to Section 7.1, Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Section 7.6 hereof, in accordance with their Membership Interests or such other manner as unanimously agreed to in writing among all of the Members.

FEDERAL INCOME TAX CONSEQUENCES

The contents of this Offering Circular were not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The following was written to support the promotion or marketing of the transactions addressed by this Offering Circular. Each investor should seek advice based upon the investor’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

This section of the Offering Circular describes some of the more important federal income tax risks and consequences of your participation in the Company. No information regarding state and local taxes is provided. Although we will furnish Unit Holders with such information regarding the Company as is required for income tax purposes, each Unit Holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our Units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing IRS regulations, and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through IRS regulations or judicial decisions. Tax legislation may be enacted in the future that will affect the Company and a Unit Holder’s investment in the Company. Additionally, the interpretation of existing law and IRS regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a Unit Holders individual return.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this Offering Circular. This section is not to be construed as a substitute for careful tax planning.

Partnership Status

We are organized as a Nevada limited liability company, which is taxed as a partnership for federal and state income tax purposes. Therefore, generally, we are not treated as a taxable entity for federal and state income tax purposes. Instead, each Unit Holder must report his or her allocable share of our income, gains, losses, deductions, credits and items of tax preference regardless of whether or not such Unit Holder receives any cash distributions from us. There can be no assurance that we will be able to make cash distributions sufficient to allow the Unit Holders to pay the income tax resulting from any income that is allocated to them.

The Manager intends that, for US federal income tax purposes, the Company will be classified as a partnership under Treasury Regulations that classify certain business organizations under an elective regime (the so-called “Check-the-Box Regulations”).

Under Section 7704 of the Code, certain “publicly traded” partnerships are taxed as corporations, rather than as partnerships, notwithstanding that they would otherwise be classified as partnerships under the Check-the-Box Regulations. The Treasury Regulations provide a safe harbor under which a partnership will not be treated as a publicly traded partnership if (I) all interests in the partnership were issued in a transaction that was not required to be registered under the Securities Act of 1933 under an exemption (17 CFR 230.901 through 230.904), and (ii) the partnership does not have more than 100 partners at any time during its taxable year (taking into account a limited look-through rule for certain indirect owners). The Manager intends to use its reasonable efforts to assure that the Company will satisfy this safe harbor or some other basis for avoiding publicly traded partnership status.

Assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit Holders will pay tax on their Units of our net income. Under recently revised IRS regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

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We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates. Distributions would generally be taxed again to Unit Holders as corporate dividends. Unit Holders would not be required to report their Units of our income, gains, losses or deductions on their tax returns but only distributions. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit Holders would be reduced by the amount of tax paid, in which case the value of the Units would be reduced.

Tax Consequences to Our Unit Holders

We have adopted a fiscal year ending December 31st for accounting and tax purposes. As a Unit Holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. We will provide each Unit Holder with an annual Schedule K-l indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a Unit Holder generally will not be taxable to the Unit Holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in his Units immediately before the distribution. Cash distributions in excess of Unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased will be $5.00. An investor’s’ initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by: The amount of any cash we distribute to the investors; The basis of any other property distributed to the investor; The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and Any reduction in the investor’s share of Company debt. The Unit basis calculations are complex. A member is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained.

Typically, basis computations are necessary at the following times:

The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

Upon the liquidation or disposition of a member’s interest; or

Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or the Company’s liquidation, exact computations usually are not necessary. For example, a Unit Holder who regularly receives cash distributions that are less than or equal to his or her share of the Company’s net income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

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Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations

Generally, a Unit Holder may deduct losses allocated to him/her/it, subject to several restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a Unit holder’s entire interest in the Company to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For Unit Holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the Unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in the Company on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

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Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our Operating Agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us. IRS regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the IRS regulations’ test for having substantial economic effect. New Unit Holders will be allocated a proportionate share of income or loss for the year in which they became Unit Holders. The Operating Agreement permits our governors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit Holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a Unit Holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Restrictions on Deductibility of Expenses

It is anticipated that the expenses of the Company will generally be treated for federal income tax purposes as investment expenses, rather than trade or business expenses. Accordingly, any individual who is a Member (directly or through a partnership or other pass-through entity) will be entitled to deduct his or her share of such expenses only to the extent that such share, together with his or her other miscellaneous itemized deductions, exceeds two percent (2%) of his or her adjusted gross income for the calendar year involved. An additional limitation on itemized deductions may apply to disallow up to eighty percent (80%) of the otherwise allowable itemized deductions of individual investors with adjusted gross incomes exceeding certain amounts.

Further, a Member will not be entitled to deduct any amounts that it pays to an investor representative in connection with its purchase of a Preferred Membership Interest.

Special Limitation on the Deductibility of Interest

A non-corporate taxpayer is not permitted to deduct “investment interest” in excess of “net investment income.” “Net investment income” generally includes all gross income of the taxpayer from property held for investment and, under certain circumstances, net gain attributable to the disposition of property held for investment. This limitation could apply to limit the deductibility of interest paid by a non-corporate person that is a Member (directly or through a partnership or other pass-through entity) on indebtedness incurred to finance its investment in the Company or the deductibility of such Member’s share of interest expense, if any, of the Company.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Gain or loss recognized by a Unit Holder on the sale or exchange of a Unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell Units in apportioning the gain among the various categories.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit Holder in his Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit Holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit Holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit Holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

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A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entities inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, IRS regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership Unit to notify the Company in writing within 30 days, or for transfers occurring within 15 days of our tax year, within 15 days from the end of our tax year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company Membership Unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-l (or an authorized substitute). Each member’s Schedule K-l will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-l or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-l, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by IRS regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

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The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service.

The Tax Matters Member must be a “member-manager” which is defined as a Company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the Board of Directors who is also a Unit Holder of the Company. Our operating agreement provides for board designation of the Tax Matters Member. The Manager or one of its officers will be serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or IRS regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This Offering Circular makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

Tax-Exempt Investors

Organizations exempt from United States federal income tax under section 501(a) of the Code are subject to the tax on unrelated business taxable income (“UBTI”) imposed by Section 511 of the Code. UBTI arises primarily as income from an unrelated trade or business regularly carried on or as income from property as to which there is acquisition indebtedness. The Company may make investments (such as in operating partnerships) or engage in activities (such as borrowing) that will give rise to UBTI. While the Company does not anticipate generating a substantial amount of UBTI for any Member, there can be no assurance in this regard and the Company will consider establishing one or more other funds, accounts or other similar arrangements, including, but not limited to, title holding entities, group trusts, business trusts, limited liability companies, vehicles created under non-United States law and any other investment vehicle or entity to invest into or on a side-by-side basis with the Company, or into which the Company may invest, in order to minimize the risk of UBTI realization by one or more tax-exempt Members. Certain tax-exempt investors, such as charitable remainder trusts, which do not wish to generate any UBTI should not invest in the Company.

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Non-United States Investors

The discussion below is applicable solely to non-United States investors investing directly in the Company. The Company will be required to withhold United States federal income tax at the rate of thirty percent (30%) (or lower treaty rate, if applicable) on each non-United States Member’s distributive share of any United States source dividends realized by the Company and certain limited types of United States source interest. Withholding generally is not currently required with respect to gain from the sale of portfolio securities. The Company will, however, be required to withhold on the amount of gain realized on the disposition of a “United States real property interest” (which includes stock of certain United States corporations whose aggregate assets are comprised principally of interests in real estate located in the United States) included in the distributive share of a non-United States Member at a rate of thirty-five percent (35%), and such Member will be required to file a United States federal income tax return reporting such gain (although in the case of a corporation no additional tax should be due). Gain realized by a non-United States Member on the sale of all or any portion of its Class 8 Membership Interests in the Company will, to the extent such gain is attributable to United States real property interests, be subject to United States income tax.

The Company will be required to withhold United States federal income tax at the highest rate applicable on the effectively connected taxable income of the Company allocable to each non-United States Member, and the amount withheld will be available as a credit against the tax shown on the non-United States Member’s return. The computation of the effectively connected income of the Company may be different from the computation of the effectively connected income of a non-United States Member (because, for example, when computing the Company’s effectively connected income, net operating losses from prior years are not available to offset the Company’s current income), so in any given year the Company may be required to withhold tax with respect to a non-United States Member in excess of that non-United States Member’s federal income tax liability for the year.

A non-United States Member that invests in the Company through an entity may be subject to the thirty percent (30%) branch profits tax on its effectively connected income. The branch profits tax is a tax on the “dividend equivalent amount” of a non-United States corporation, which is approximately equal to the amount of such corporation’s earnings and profits attributable to effectively connected income that is not treated as reinvested in the United States. The effect of the branch profits tax is to increase the maximum United States federal income tax rate on effectively connected income from thirty-five percent (35%) to over fifty percent (50%). Some United States income tax treaties provide exemptions from, or reduced rates of, the branch profits tax for “qualified residents” of the treaty country. The branch profits tax may also apply if a non-United States Member claims deductions against its effectively connected income from the Company for interest on indebtedness of such non-United States Member not incurred by the Company.

The Operating Agreement authorizes the Company to withhold and pay over any withholding taxes and treats such withholding as a payment to the Member in respect of whom the withholding was required. Such payment is treated as a distribution to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the Manager will notify such Member as to the amount of such excess and the amount of such excess will be treated as a loan by the Company to such Member.

An individual non-United States Member who directly owns a Preferred Membership Interest in the Company on his date of death could be subject to United States estate tax with respect to such Preferred Membership Interest.

THE TAX DISCUSSION SET FORTH HEREIN IS FOR GENERAL INFORMATION ONLY. TAX CONSEQUENCES MAY VARY BASED ON THE CIRCUMSTANCES OF AN INDIVIDUAL MEMBER. PROSPECTIVE MEMBERS ARE URGED TO CONSULT THEIR OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

See “Procedures for Subscribing.”

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Law Offices of Lahdan S. Rahmati.

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EXPERTS

Our financial statements for the years ended December 31, 2020 and December 31, 2019 included in this Offering Circular have been audited on May 27, 2021 by Omar Alnuaimi, an independent CPA, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

REPORTS

Accurate and complete books and records of the Company shall be kept by, or under the direction of, the Board and shall be available and open to inspection and examination by any Member; provided, however, that a Member may shall only have the right to inspect such books and records once per quarter and only at times that are reasonably convenient to the Board and during normal business hours. Books and records shall include, but not be limited to, the Company’s (i) audited financial statements, (ii) unaudited financial statements, (iii) list of members including their names, addresses, ownership percentage and amounts contributed, (iv) tax returns, (v) minutes or resolutions of the Board, (vi) minutes or resolutions of the Members, and (vii) annual reports. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

As soon as practicable after the close of each fiscal year, the Company shall furnish to each Member an annual report showing a full and complete account of the condition of the Company, including all information as will be necessary for the preparation of each Member’s income or other tax returns. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the Preferred Units offered by this offering circular. This offering circular does not contain all the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the Preferred Units to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we refer in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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F-1

RELAY MANAGEMENT LLC

PROFIT & LOSS STATEMENT (UNAUDITED)

FOR THE PERIOD JANUARY 1, 2021 TO JUNE 30, 2021

Revenue
Sales	$-0
Total Revenue	-0
Cost of Sales	-0
Gross Profit	-0

Operating Expense
Bank Fees	3
Meals and Entertainment	318
Professional Fees	22,899
Office supplies	105
Licenses & Fees	525
Start Up Expenses	-
Total Operating Expenses	24,146

Net Income From Operations	-

Other Income (Expense)
Total Other Income (Expense)	-

Net Income Before Provision for Income Tax	(24,146)

Provision for Income Taxes	-

Net (Loss)	$(24,146)

F-2

RELAY MANAGEMENT LLC

BALANCE SHEET (UNAUDITED)

AS OF JUNE 30, 2021

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$200
TOTAL CURRENT ASSETS	200

NON-CURRENT ASSETS
Capitalized Software Development	34,820
TOTAL NON-CURRENT ASSETS	34,820

TOTAL ASSETS	35,020

LIABILITIES AND OWNER’S EQUITY

CURRENT LIABILITIES
Accounts Payable	22,625
Loans Due to Shareholders	34,518
TOTAL CURRENT LIABILITIES	57,143

NON-CURRENT LIABILITIES
TOTAL NON-CURRENT LIABILITIES	-

TOTAL LIABILITIES	57,143

OWNER’S EQUITY
Equity	136,503
Retained Earnings (Deficit)	(134,480)
Net Income (Loss)	(24,146)
TOTAL SHAREHOLDERS’ EQUITY	(22,123)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,020

F-3

RELAY MANAGEMENT LLC

STATEMENT OF CASHFLOWS (UNAUDITED)

FOR THE PERIOD JANUARY 1, 2021 TO JUNE 30, 2021

OPERATING ACTIVITIES
Net Loss	$(24,146)
Non-Cash Adjustments
Increase in Accounts Payable	-

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	-

INVESTING ACTIVITIES
Capitalized Software Development	-

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Owner’s Contribution (net)	(175)
Loans Due to Shareholders	24,518

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	24,343

NET INCREASE (DECREASE) IN CASH	197
CASH AT BEGINNING OF PERIOD	3
CASH AT END OF PERIOD	$200

F-4

RELAY MANAGEMENT LLC

STATEMENT OF SHAREHOLDERS’ EQUITY (UNAUDITED)

AS OF JUNE 30, 2021

	Opening Equity Balance	Period Changes	Total
Balance, December 31, 2020	$2,198	$-	$2,198
Net loss for the period January 1, 2021 to June 30, 2021	(24,146)	-	-
Equity Contributions (Distributions)	(175)	-	-
Balance, June 30, 2021	$(22,123)	$-	$2,198

F-5

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Period January 1, 2021 to June 30, 2021

(UNAUDITED)

NOTE A – ORGANIZATION AND NATURE OF ACTIVITIES

RELAY MANAGEMENT LLC (the “Company”) was formed in the State of Nevada on January 31, 2018. The Company’s office is in Las Vegas, NV. The Company is a business-to-business digital transportation and financial network with its core mission of improving businesses with providing them the tools to manage, maintain, and promote their business.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). As a result, the Company records revenue when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities and other items, as well as the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and any cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (“GAAP”), which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

F-6

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Period January 1, 2021 to June 30, 2021

(UNAUDITED)

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. Revenues are generally recognized upon shipment of a sale. Any unshipped orders are recorded as deferred revenues.

Capitalized Software

This balance represents the expenditures relating to the application development phase (Design, coding, hardware installation, testing, etc.) of the software The Company intends to provide access to / host the software through the internet (i.e., software as a service (SAAS) to customers).

The Company accounts for these expenditures in accordance with FASB ASC 350-40 “Internal-Use Software”. As required by ASC 350-40, the Company capitalizes the costs incurred during the application development stage.

The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life. As of June 30, 2021 and December 31, 2020, assessment of recoverability of development costs has resulted in no impairment related write- off/expense.

Income Taxes

The Company, with the consent of its shareholders, has elected to be an S-Corporation (for tax purposes). In lieu of corporate income taxes, the shareholder(s) of an S-Corporation is taxed based on its proportionate share of The Company’s taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.

F-7

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Period January 1, 2021 to June 30, 2021

(UNAUDITED)

NOTE C – RELATED PARTY TRANSACTIONS

On December 29, 2020, Eugeni Stoytchev, a Member of the Company, loaned the Company $10,000 for general operating expenses. The loan is unsecured, bears interest at 4% and matures on December 29, 2021.

During the six months ended June 30, 2021, Stanley Chomer, the Managing Member of the Company, loaned the Company $24,517 for general operating expenses. The loan is unsecured, bears interest at 4% and matures on January 15, 2022.

NOTE D – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss of $24,146 and net cash used in operating activities of $24,146 for the six months ended June 30, 2021. The Company’s ability to raise additional capital through member contributions and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE E – EQUITY

Common Interest

The membership interests in the Company is divided into two classes of interests: (1) “Common Interests” and (2) “Preferred Interests.” The Common Interests and the Preferred Interests are issued in unit increments (each a “Unit” and collectively, the “Units”).

Under the articles of incorporation, the total number Units of Commons Interests (the “Common Units”) that The Company shall have authority to issue is ten million (10,000,000). As of June 30, 2021, 4,400,000 Common Units have been issued and are outstanding.

Under the articles of incorporation, the total number Units of Preferred Interests (the “Preferred Units”) that The Company shall have authority to issue is five million (5,000,000). As of June 30, 2021, zero Preferred Units have been issued and are outstanding.

NOTE F – CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and any cash equivalents with a limited number of high-quality financial institutions and do not exceed the amount of insurance provided on such deposits.

NOTE G – SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated subsequent events through May 27, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

F-8

RELAY MANAGEMENT LLC

Financial Statements For The Years Ended December 31, 2020 & 2019

TOGETHER WITH INDEPENDENT ACCOUNTANT AUDIT REPORT

(re-issued on October 4, 2021)

F-9

F-10

924 W. 75th Street Suite 120 - 189 Naperville, IL 60565 +1 (815) 348-2421 omar@napercpa.com

INDEPENDENT ACCOUNTANT AUDIT REPORT

To the Management of RELAY MANAGEMENT LLC,

We have audited the accompanying financial statements of RELAY MANAGEMENT LLC, which comprise the Balance Sheets as of December 31, 2020 & 2019, the related Profit & Loss Statements, the related Statements of Cashflows, and the related Statements of Shareholders’ Equity for the 12-month periods then ended.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RELAY MANAGEMENT LLC as of December 31, 2020 & 2019, and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

/s/ Omar Alnuaimi

Naperville, IL
May 27, 2021

F-11

RELAY MANAGEMENT LLC

PROFIT & LOSS STATEMENT

FOR THE YEARS ENDED DECEMBER 31, 2020 & 2019

	2020	2019
Revenue
Sales	$-	$-
Total Revenue	-	-
Cost of Sales	-	-
Gross Profit	-	-

Operating Expense
Bank Fees	-	119
Meals and Entertainment	-	17
Professional Fees	46,125	-
Outside Services	3,000	1,500
Licenses & Fees	525	-
Start Up Expenses	796	8,542

Total Operating Expenses	50,446	10,178
Net Income From Operations	(50,446)	(10,178)

Other Income (Expense)
Total Other Income (Expense)	-	-

Net Income Before Provision for Income Tax	(50,446)	(10,178)

Provision for Income Taxes	-	-

Net Income (Loss)	$(50,446)	$(10,178)

F-12

RELAY MANAGEMENT LLC

BALANCE SHEET

AS OF DECEMBER 31, 2020 & 2019

	12/31/20	12/31/19
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$3	$-
TOTAL CURRENT ASSETS	3	-
NON-CURRENT ASSETS
Capitalized Software Development	34,820	33,320
TOTAL NON-CURRENT ASSETS	34,820	33,320

TOTAL ASSETS	34,823	33,320

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts Payable	22,625	2,500
Loans Due to Shareholders	10,000	-
TOTAL CURRENT LIABILITIES	32,625	2,500
NON-CURRENT LIABILITIES
TOTAL NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	32,625	2,500
OWNER’S EQUITY
Equity	136,679	114,855
Retained Earnings (Deficit)	(84,034)	(73,857)
Net Income (Loss)	(50,446)	(10,178)
TOTAL SHAREHOLDERS’ EQUITY	2,198	30,820

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,823	$33,320

F-13

RELAY MANAGEMENT LLC

STATEMENT OF CASHFLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 & 2019

	2020	2019
OPERATING ACTIVITIES
Net Income	$(50,446)	$(10,178)
Non-Cash Adjustments
Increase in Accounts Payable	20,125	-

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(30,321)	(10,178)

INVESTING ACTIVITIES
Capitalized Software Development	(1,500)	(33,320)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(1,500)	(33,320)

FINANCING ACTIVITIES
Owner’s Contribution (net)	21,824	36,076
Loans Due to Shareholders	10,000	-

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	31,824	36,076

NET INCREASE (DECREASE) IN CASH	3	(7,422)
CASH AT BEGINNING OF PERIOD	-	7,422
CASH AT END OF PERIOD	$3	$-

F-14

RELAY MANAGEMENT LLC

STATEMENT OF SHAREHOLDERS’ EQUITY

AS OF DECEMBER 31, 2020 & 2019

	Opening Equity	Yearly
	Balance	Changes	Total
Balance, December 31, 2018	$4,922	$-	$4,922
Net Income for the period ending December 31, 2019	-	(10,178)	(10,178)
Equity Contributions (Distributions)	-	36,076	36,076
Balance, December 31, 2019	$4,922	$25,898	$30,820

	Opening Equity	Yearly
	Balance	Changes	Total
Balance, December 31, 2019	$30,820	$-	$30,820
Net Income for the period ending December 31, 2020	-	(50,446)	(50,446)
Equity Contributions (Distributions)	-	21,824	21,824
Balance, December 31, 2020	$30,820	$(28,622)	$2,198

F-15

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2020 & 2019

NOTE A – ORGANIZATION AND NATURE OF ACTIVITIES

RELAY MANAGEMENT LLC (the “Company”) was formed in the State of Nevada on January 31, 2018. The Company’s office is in Las Vegas, NV. The Company is a business-to-business on-demand transportation and financial services network with its core mission of improving businesses with providing them the tools to manage, maintain, and promote their business.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). As a result, the Company records revenue when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities and other items, as well as the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and any cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (“GAAP”), which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

F-16

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2020 & 2019

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. Revenues are generally recognized upon shipment of a sale. Any unshipped orders are recorded as deferred revenues.

Capitalized Software

This balance represents the expenditures relating to the application development phase (Design, coding, hardware installation, testing, etc.) of the software The Company intends to provide access to / host the software through the internet (i.e., software as a service (SAAS) to customers).

The Company accounts for these expenditures in accordance with FASB ASC 350-40 “Internal-Use Software”. As required by ASC 350-40, the Company capitalizes the costs incurred during the application development stage.

The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life. As of December 31, 2020 & 2019, assessment of recoverability of development costs has resulted in no impairment related write-off/expense.

Income Taxes

The Company , with the consent of its shareholders, has elected to be an S-Corporation (for tax purposes). In lieu of corporate income taxes, the shareholder(s) of an S-Corporation is taxed based on its proportionate share of The Company’s taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.

F-17

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2020 & 2019

NOTE C – RELATED PARTY TRANSACTIONS

On December 29, 2020, Eugeni Stoytchev, a Member of the Company, loaned the Company $10,000 for general operating expenses. The loan is unsecured, bears interest at 4% and matures on December 29, 2021.

For the years ended December 31, 2020 and 2019, the Company paid $3,000 and $1,500, to the Managing Member for services.

NOTE D – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had a net loss of $50,446 and net cash used in operating activities of $31,321 for the year ended December 31, 2020. The Company’s ability to raise additional capital through member contributions and/or debt financing is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE E – EQUITY

Common Interest

The membership interests in the Company is divided into two classes of interests: (1) “Common Interests” and (2) “Preferred Interests.” The Common Interests and the Preferred Interests are issued in unit increments (each a “Unit” and collectively, the “Units”).

Under the articles of incorporation, the total number Units of Commons Interests (the “Common Units”) that The Company shall have authority to issue is ten million (10,000,000). As of December 31, 2020, 4,400,000 Common Units have been issued and are outstanding.

Under the articles of incorporation, the total number Units of Preferred Interests (the “Preferred Units”) that The Company shall have authority to issue is five million (5,000,000). As of December 31, 2020, zero Preferred Units have been issued and are outstanding.

NOTE F – CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and any cash equivalents with a limited number of high-quality financial institutions and do not exceed the amount of insurance provided on such deposits.

F-18

RELAY MANAGEMENT LLC

NOTES TO FINANCIAL STATEMENTS

For The Years Ended December 31, 2020 & 2019

NOTE G – SUBSEQUENT EVENTS

Related Party Transactions

On January 15, 2021, Stanley Chomer, the Managing Member of the Company, loaned the Company $15,000 for general operating expenses. The loan is unsecured, bears interest at 4% and matures on January 15, 2022.

Management’s Evaluation

Management has evaluated subsequent events through May 27, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

F-19

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1**	Broker-Dealer Agreement between Company and Dalmore Group, LLC
2.1*	Articles of Organization
2.2*	Second Amended and Restated Limited Liability Company Operating Agreement
4.1*	Form of Subscription Agreement
11.1**	Consent of Independent Accountant
12.1**	Legal Opinion
13.1*	Testing the Waters Communications – White Paper
13.2*	Testing the Waters Communications – Relaypoint.io Website
16.1*	Stable Coin Solution Workflow
16.2*	Prime Trust Fees
16.3*	Summary of Features of Top 5 Blockchain Platforms for Enterprises
16.4*	U.S. Department of Transportation, Transportation Statistics Annual Report
16.5*	Seisan Case Study - Asplundh
16.6*	Seisan Case Study – Flagger Force
16.7*	Seisan Case Study - Hertz
16.8*	Seisan Case Study - Intel

* Previously filed

** Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 4, 2021.

RELAY MANAGEMENT L.L.C.

By:	/s/ Stanley K. Chomer
Stanley K. Chomer
CEO and President

61